                                      AGREEMENT

             for the exchange of the whole of the issued share capital of
                Combined Distribution (Holdings) Limited for stock in
                                   Activision Inc.


(1) The persons listed in Schedule 1

(2) Activision, Inc.








Dated 23 November 1997











LONDON OFFICE
Hillgate House, 26 Old Bailey, London EC4M 7HS
Telephone  0171 600 0155  Facsimile  0171 248 9934

                                    CONTENTS

    1. Definitions and interpretation. . . . . . . . . . . . . . . . . . . .1
    2. Conditions to Completion. . . . . . . . . . . . . . . . . . . . . . 15
    3. Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . 18
    4. Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    5. The Stock and Option Retention. . . . . . . . . . . . . . . . . . . 19
    6. Pre-Completion obligations. . . . . . . . . . . . . . . . . . . . . 20
    7. Completion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    8. Restriction on Sale of the Consideration Stock and Option Stock . . 25
    9. Registration of the Consideration Stock and Option Stock. . . . . . 26
    10. Release of guarantees. . . . . . . . . . . . . . . . . . . . . . . 28
    11. Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    12. Warrantors' remedies . . . . . . . . . . . . . . . . . . . . . . . 29
    13. Activision's remedies. . . . . . . . . . . . . . . . . . . . . . . 29
    14. Limitations on liability . . . . . . . . . . . . . . . . . . . . . 31
    15. Conduct of claims. . . . . . . . . . . . . . . . . . . . . . . . . 34
    16. Intentionally Deleted. . . . . . . . . . . . . . . . . . . . . . . 35
    17. General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    18. Announcements. . . . . . . . . . . . . . . . . . . . . . . . . . . 38
    19. Costs and expenses . . . . . . . . . . . . . . . . . . . . . . . . 38
    20. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
    21. Governing law and jurisdiction . . . . . . . . . . . . . . . . . . 39
Schedule 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Part I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
(Allocation of Consideration Stock). . . . . . . . . . . . . . . . . . . . 41
Schedule 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
(The Shareholders) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Schedule 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
(Information concerning the Company) . . . . . . . . . . . . . . . . . . . 46
Schedule 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
(Information concerning the Subsidiaries). . . . . . . . . . . . . . . . . 49
Schedule 4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
(Warranties) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
    1. CAPACITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
    2. OWNERSHIP OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . 54
    3. ARRANGEMENTS BETWEEN GROUP COMPANIES AND WARRANTOR. . . . . . . . . 54
    4. COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
    5. SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
    6. INSOLVENCY OF THE GROUP . . . . . . . . . . . . . . . . . . . . . . 56
    7. STATUTORY BOOKS AND DOCUMENTS FILED . . . . . . . . . . . . . . . . 56
    8. ACCURACY AND ADEQUACY OF INFORMATION. . . . . . . . . . . . . . . . 57
    9. PREPARATION AND CONTENTS OF THE ACCOUNTS. . . . . . . . . . . . . . 57
    10. ACCOUNTING RECORDS . . . . . . . . . . . . . . . . . . . . . . . . 59

    11. MANAGEMENT ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . 59
    12. EVENTS SINCE THE ACCOUNTS DATE . . . . . . . . . . . . . . . . . . 59
    13. FINANCIAL COMMITMENTS AND BORROWINGS . . . . . . . . . . . . . . . 61
    14. WORKING CAPITAL. . . . . . . . . . . . . . . . . . . . . . . . . . 62
    15. INSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
    16. CONTRACTS AND COMMITMENTS. . . . . . . . . . . . . . . . . . . . . 62
    17. TERMS OF TRADE . . . . . . . . . . . . . . . . . . . . . . . . . . 63
    18. PRODUCT LIABILITY AND YEAR 2000. . . . . . . . . . . . . . . . . . 63
    19. LICENCES AND CONSENTS. . . . . . . . . . . . . . . . . . . . . . . 64
    20. TRADING PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . 64
    21. COMPETITION AND TRADE REGULATION LAW . . . . . . . . . . . . . . . 64
    22. COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . . . . . 65
    23. LITIGATION AND DISPUTES. . . . . . . . . . . . . . . . . . . . . . 66
    24. OWNERSHIP AND CONDITION OF ASSETS. . . . . . . . . . . . . . . . . 66
    25. STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
    26. CHARGES AND ENCUMBRANCES OVER ASSETS . . . . . . . . . . . . . . . 67
    27. INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . 67
    28. DIRECTORS AND EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . 69
    29. INDUSTRIAL RELATIONS . . . . . . . . . . . . . . . . . . . . . . . 71
    30. PENSIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
    31. TITLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
    32. ENCUMBRANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
    33. PLANNING MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . 74
    34. STATUTORY OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . 75
    35. ADVERSE ORDERS . . . . . . . . . . . . . . . . . . . . . . . . . . 75
    36. CONDITION OF THE PROPERTIES. . . . . . . . . . . . . . . . . . . . 75
    37. LEASEHOLD PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . 76
    38. TENANCIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
    39. CONTAMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 77
    40. OTHER ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . 77
    41. EVENTS SINCE THE ACCOUNTS DATE . . . . . . . . . . . . . . . . . . 77
    42. LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
    43. RECORDS AND COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . 78
    44. VAT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
    45. BALANCE SHEET VALUES . . . . . . . . . . . . . . . . . . . . . . . 81
    46. CLOSE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . 81
    47. GROUP TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . 81
    48. CAPITAL GAINS. . . . . . . . . . . . . . . . . . . . . . . . . . . 81
    49. DEDUCTIBLE EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . 82
    50. DIVIDENDS AND DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . 82
    51. INHERITANCE TAX AND GIFTS. . . . . . . . . . . . . . . . . . . . . 82
    52. ANTI-AVOIDANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 82
    53. OVERSEAS MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . 83
    54. CAPACITY OF ACTIVISION . . . . . . . . . . . . . . . . . . . . . . 83

    55. DUE ORGANISATION OF ACTIVISION . . . . . . . . . . . . . . . . . . 83
    56. DUE AUTHORISATION OF CONSIDERATION STOCK . . . . . . . . . . . . . 83
    57. SEC DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 83
    58. MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . . . . 84
Schedule 5 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
(Particulars of the Properties). . . . . . . . . . . . . . . . . . . . . . 85
    1.Freehold properties. . . . . . . . . . . . . . . . . . . . . . . . . 85
    2.Leasehold properties.. . . . . . . . . . . . . . . . . . . . . . . . 85
    3.Particulars of the Tenancies.. . . . . . . . . . . . . . . . . . . . 85
Schedule 6 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
Dividend Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

THIS AGREEMENT is made the 24 day of November 1997

BETWEEN:

(1)  THE PERSONS whose names and addresses are set out in Part II of
     Schedule 1; and

(2) ACTIVISION, INC., a Delaware corporation whose main office is at 3100 Ocean Park Boulevard, Santa Monica, CA 90405, USA ("ACTIVISION")

BACKGROUND:

The Shareholders have agreed with Activision to exchange the Company Shares (as defined below) for the Consideration Stock (as defined below) on the terms of this Agreement and Hunt (as defined below) has agreed with Activision to terminate the Share Option (as defined below) in exchange for the Hunt Options (as defined below).

IT IS AGREED as follows:

1.   Definitions and interpretation

1.1 In this Agreement, unless the context otherwise requires, the following words have the following meanings:

     "THE ACCOUNTS"                the audited balance sheet as at
                                   the Accounts Date and the audited
                                   profit and loss account for the
                                   fiscal year ended on the Accounts
                                   Date of each Group Company, including
                                   all documents required by law to be
                                   annexed to them and, in the case of
                                   the Company, the audited consolidated
                                   balance sheet as at that date and
                                   the audited consolidated profit and
                                   loss account for that year;

     "THE ACCOUNTS DATE"           30 April 1997;

     "ACTIVISION WARRANTIES"       the representations referred to in
                                   clause 11.2 and set out in Part II
                                   of Schedule 4 and "Activision
                                   Warranty" means any one of them;

     "THIS AGREEMENT"              this Agreement (including any
                                   schedule or annexure to it and any
                                   document in agreed form);

     ""A" ORDINARY SHARES"         47,059 "A" ordinary shares of 1p
                                   each in the capital of the Company
                                   in issue at the date of this
                                   Agreement and at Completion;

     "THE ARTICLES"                the Articles of Association of the
                                   Company for the time being;


     "THE BOARD"                   in relation to each Group Company,
                                   its board of directors;

     "B" ORDINARY SHARES"          19,608 "B" ordinary shares of 1p
                                   each in the capital of the Company
                                   in issue at the date of this
                                   Agreement and at Completion;

     "BUSINESS DAY"                a day (other than a Saturday or a
                                   Sunday) on which clearing banks are
                                   open for business in the City of
                                   London;

     "CHANGE OF CONTROL"           that control of the Company (as
                                   control is defined in S.416 ICTA
                                   1988) is transferred to Activision;

     "CLAIM" a claim by Activision against all or any of the Warrantors in connection with the Surviving
                                   Shareholders' Warranties;

     "CODE" the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder;

     "THE COMPANY"                 Combined Distribution (Holdings)
                                   Limited, details of which are set
                                   out in Schedule 2;

     "COMPANY SHARES"              the Ordinary Shares, "A" Ordinary
                                   Shares, "B" Ordinary Shares,
                                   Convertible Preference Shares,
                                   Redeemable Preference Shares and
                                   Loan Stock in issue at Completion
                                   as set out in Schedule 2;

     "COMPLETION"                  the completion of the exchange of
                                   the Company Shares for the
                                   Consideration Stock and the
                                   termination of the Share Option in
                                   exchange for the granting by
                                   Activision of the Hunt Options under
                                   this Agreement;

     "COMPUTER PROGRAMS"           all or any part of a set of
                                   instructions whose purpose is to
                                   cause a data processing machine
                                   to perform certain functions or
                                   operations whatever the form of the
                                   program (whether in source code or
                                   in human-readable form, or object
                                   code or machine-readable form, and
                                   whether or not compiled or assembled);

     "THE CONSIDERATION"           the consideration payable by Activision
                                   to the Shareholders for the Company
                                   Shares and to Hunt for the Share Option
                                   under clause 4;

     "THE CONSIDERATION STOCK"     new common stock par value $0.000001 per
                                   share of Activision calculated in
                                   accordance with Clause 4 and as set out
                                   in Schedule 1;

     THE "CONTRACTORS"             Eidos, Sony, Hasbro, Virgin Interactive,
                                   Ocean, Interplay, Bizarre Love Triangle,
                                   Mindscape, The Mousepad Company and
                                   Soldout Limited;

     "CONVERTIBLE PREFERENCE       133,333 convertible preference
     SHARES"                       shares of L1 each in the capital of
                                   the Company in issue at the date of
                                   this Agreement and at Completion;

     "COPYRIGHT"                   all copyright arising under English
                                   law (whether under the Copyright
                                   Designs and Patents Act 1988 or
                                   otherwise) in all original works,
                                   Computer Programs (in whatever
                                   form), customer lists, databases
                                   and any other work in which
                                   copyright subsists, together with
                                   all copyrights and/or rights of
                                   like nature arising (whether by
                                   operation of law, registration or
                                   otherwise) in any other part of the
                                   world; and the right to apply for
                                   the same and the benefit of any and
                                   all licences in connection with the
                                   foregoing;

     "DANGEROUS SUBSTANCE"         (whether in the form of a solid,
                                   liquid, gas or vapour) the
                                   generation, transportation,
                                   storage, treatment, use or disposal
                                   of which (whether alone or in
                                   combination with any other
                                   substance) gives rise to a risk of
                                   causing harm to human health,
                                   comfort or safety or harm to any
                                   other living organism or causing
                                   damage to the Environment;

     "THE DISCLOSURE LETTER"       the letter of the same date as this
                                   Agreement in the agreed form from
                                   the Warrantors or their solicitors
                                   to Activision or its solicitors,
                                   together with all attachments and
                                   which disclose matters that are
                                   exceptions to the Shareholders
                                   Warranties;

     "DIVIDENDS"                   the dividends or interest with
                                   respect to the Company Shares
                                   payable on 30 November 1997 as
                                   detailed in Schedule 6;

     "DOCUMENTATION"               all user manuals and other
                                   materials which accompany any unit
                                   of Software made generally
                                   commercially available and all
                                   other technical, reference and/or
                                   other manuals or documentation,
                                   whether intended for internal or
                                   external use in relation to any
                                   Software;

     "EMPLOYEE SHAREHOLDERS"       the persons whose names and
                                   addresses are set out in Part IIB
                                   of Schedule 1;

     "THE ENVIRONMENT"             the environment as defined in
                                   Section 1(2), Environmental
                                   Protection Act 1990;

     "ENVIRONMENTAL                any permit, exemption, filing
     CONSENT"                      requirement, licence or
                                   registration from time to time
                                   necessary or desirable under
                                   Environmental Law;

     "ENVIRONMENTAL LAW"           any directive, treaty, code of
                                   practice, circular, guidance note
                                   and the like, in each case of any
                                   jurisdiction, in force or enacted
                                   relating or pertaining to the
                                   Environment, any Dangerous
                                   Substance, human health, comfort,
                                   safety or the welfare of any other
                                   living organism;

     "ESCROW AGENT"                City National Bank, a national bank
                                   organised under the laws of the
                                   United States with offices in
                                   Beverly Hills, California, USA;

     "ESCROW AGREEMENT"            the agreement in the agreed form
                                   between (1) Activision, (2) the
                                   Warrantors and (3) the Escrow
                                   Agent;

     "THE GROUP                    the Company and any Subsidiary of
     COMPANIES"                    the Company (details of which are
                                   set out in Schedule 3) (together
                                   "THE GROUP") and "GROUP COMPANY"
                                   means any of them;

     "GUARANTEE"                   any guarantee, suretyship,
                                   indemnity, bonding liability or
                                   similar contingent liability;

     "HUNT" the person whose name and address is set out in Part IIC of Schedule 1;

     "HUNT CONSULTANCY             the Agreement made between the
     AGREEMENT"                    Company and Carmel Industrial
                                   Securities Limited dated 28 June
                                   1996;

     "THE HUNT OPTION              the stock option agreements in the
     AGREEMENTS"                   agreed form between (1) Activision
                                   and (2) Hunt;

     "HUNT OPTIONS"                the options created by the Hunt
                                   Option Agreements;

     "ICTA"                        the Income and Corporation Taxes
                                   Act 1988;

     "INTELLECTUAL PROPERTY"       all Patents, Copyrights, Marks,
                                   Know How and Other IPR's;

     "INVESTOR SHAREHOLDER"        the person whose name and address
                                   is set out in Part IIA of Schedule
                                   1;

     "KNOW-HOW"                    all rights anywhere in the world in
                                   and to all industrial and
                                   commercial trade secrets and
                                   confidential and secret research,
                                   development, design, inventions,
                                   ideas, information, data, skills,
                                   products, processes, drawings,
                                   logos and specifications;

     "LIABILITY TO TAXATION"       (i) any liability of a Group
                                   Company to make actual payments of
                                   Taxation regardless of whether such
                                   Taxation is chargeable or
                                   attributable directly or primarily
                                   to a Group Company or to any other
                                   person;

                                   (ii) the loss of any Relief which
                                   would (were it not for the loss)
                                   have been available to any Group
                                   Company and which has been treated
                                   as an asset in preparing the
                                   Accounts or taken into account in
                                   computing (and so reducing) any
                                   provision for Taxation (including
                                   deferred taxation) which appears in
                                   the Accounts (or which, but for the
                                   availability or presumed
                                   availability of such Relief prior
                                   to its loss would have appeared in
                                   the Accounts); and

                                   (iii) the setting off against any
                                   liability to Taxation or against
                                   Profits earned, accrued or received
                                   on or before Completion of any
                                   Relief which arises in respect of
                                   any Transaction effected on or
                                   after Completion in circumstances
                                   where, but for the setting off, any
                                   Group Company would have had an
                                   actual liability to Taxation;

     "LOAN STOCK"                  L2,000,000 Secured Subordinated
                                   Loan Stock 1998-2000 of the Company
                                   constituted by a deed dated 28 June
                                   1996 (THE "LOAN STOCK DEED");

     "MANAGEMENT ACCOUNTS"         the unaudited consolidated
                                   management accounts of the Group
                                   for the period from 1 May 1997 to
                                   the Management Accounts Date
                                   (comprising a consolidated balance
                                   sheet, trading account and profit
                                   and loss account for the Group) and
                                   all notes, reports, statements and
                                   documents annexed or attached
                                   thereto;

     "MANAGEMENT ACCOUNTS DATE"    31 October 1997;

     "MARKS" all trade marks, servicemarks and logos whether registered in the UK or unregistered (including applications for registration thereof) together with all rights of like nature arising (whether by operation of law, registration or otherwise) out of the same in any part of the world and the rights to apply for the same and the benefit of any and all licences in connection with the foregoing;

     "MODIFICATION"                in relation to any Computer Program
                                   and/or Documentation, includes any
                                   translation (whether into another
                                   computer and/or national language),
                                   adaptation, enhancement,
                                   modification, variation, bug-fix
                                   and error correction, howsoever, by
                                   whomsoever and for whomsoever made;

     "NASDAQ"                      The NASDAQ National Market,
                                   maintained by the NASDAQ Stock
                                   Market, Inc.;

     "OPTION STOCK"                the shares of Activision common
                                   stock issued or issuable on
                                   exercise of the Hunt Options;

     "ORDINARY SHARES"             the 100,000 ordinary shares of 1p
                                   each in the capital of the Company
                                   in issue at the date of this
                                   Agreement and at Completion;

     "OTHER IPR'S"                 all designs (registered or
                                   unregistered), utility models and
                                   all other intellectual or
                                   industrial property rights
                                   (including without limitation as to
                                   secrecy or confidence) arising
                                   (whether by operation of law,
                                   registration or otherwise) under
                                   English law or in any other part of
                                   the world to the extent that the
                                   same are not otherwise included
                                   within the definitions of
                                   Copyright, Marks, Patents and Know
                                   How and the right to apply for the
                                   same and the benefit of any and all
                                   licences in connection with the
                                   foregoing;
     "PATENTS"                     letters patent and the right to
                                   apply for letters patent in any
                                   part of the world and any similar
                                   rights situated in any country; and
                                   the benefit of any and all licences
                                   in connection with the foregoing;

     "THE PENSION SCHEMES"         the Company's pension schemes being
                                   The Standard Life Group Personal
                                   Pension Plan implemented on 1 July
                                   1996 and Stanplan A for the Company
                                   commenced on 27 November 1996;

     "THE POLICIES"                all insurance policies in relation
                                   to which any Group Company has any
                                   interest and "POLICY" means any of
                                   them;

     "PROFITS"                     income, profits and gains, the
                                   value of any supply and any other
                                   consideration, value or receipt
                                   used or charged for Taxation
                                   purposes and references to "PROFITS
                                   EARNED, ACCRUED OR RECEIVED"
                                   include Profits deemed to have been
                                   earned, accrued or received for
                                   Taxation purposes;

     "THE PROPERTIES"              the leasehold properties
                                   particulars of which are set out in
                                   Schedule 5 and "THE PROPERTY" means
                                   any of them;

     "REDEEMABLE PREFERENCE        800,000 redeemable preference
     SHARES"                       shares of 10p each in the capital
                                   of the Company in issue at the date
                                   of this Agreement and at
                                   Completion;

     "RELEVANT CLAIM OR            any claim or surrender to or by any
     SURRENDER"                    Group Company of:

                                   group relief under Chapter IV, Part
                                   X, ICTA;

                                   advance corporation tax under
                                   Section 240, ICTA; or

                                   a tax refund under Section 102,
                                   Finance Act 1989;

     "RELIEF" any loss, relief, allowance, exemption, set-off, deduction, credit or right to repayment of Taxation and references to the "LOSS OF ANY RELIEF" include the loss, reduction, counteraction, disallowance, setting-off against
                                   Profits, crediting against a
                                   liability to make an actual payment
                                   of Taxation or failure to obtain a
                                   Relief and "LOSE" and "LOST" shall
                                   be construed accordingly;

     "RESTRICTIVE COVENANT         deeds in the agreed form between
     DEEDS"                        Activision (1) and each of the
                                   Employee Shareholders (2)
                                   containing certain restrictive
                                   covenants to be entered into at
                                   Completion;

     "SEC"                         the United States Securities and
                                   Exchange Commission;

     "SERVICE AGREEMENTS"          agreements in the agreed form
                                   between the Company and each of the
                                   Employee Shareholders to be entered
                                   into at Completion;

     "SHAREHOLDERS"                the Employee Shareholders and the
                                   Investor Shareholder together;

     "THE SHARE OPTION"            an option to subscribe for 3,030
                                   ordinary shares of 1p each in the
                                   Company granted by the Company to
                                   Hunt under an agreement dated 28
                                   June 1996;

     "SHAREHOLDERS'                the representations referred to in
     WARRANTIES"                   clause 11.1(a) and set out in Part
                                   I of Schedule 4, and "SHAREHOLDERS'
                                   WARRANTY" means any one of them;

     "SOFTWARE"                    all or any of the Computer Programs
                                   and Documentation forming part of,
                                   and all or any Modification to:

                                   (a)  any computer software made
                                        available and/or licensed by a
                                        Group Company as at or at any time
                                        before today's date whatever
                                        version number or release;

                                   (b)  any computer software in the course
                                        (at whatever stage) of development
                                        by a Group Company, including any
                                        recorded idea for a proposed new
                                        computer software product or
                                        solution and any computer software
                                        in the course of planning,
                                        development, trialling or testing
                                        (whether alpha, beta or otherwise)
                                        or evaluation;

                                   (c)  any Computer Programs otherwise
                                        developed by a Group  Company for
                                        the Group's own business or that of
                                        any third party;

                                   (d)  any Computer Programs acquired by
                                        the Group for licensing to its
                                        customers;

     "SUBSIDIARIES"                any subsidiaries within the meaning
                                   of Sections 736 and 736A, Companies
                                   Act 1985 and any subsidiary
                                   undertakings within the meaning of
                                   Sections 258 and 259, Companies Act
                                   1985 from time to time, details of
                                   which are set out in Schedule 3,
                                   and "SUBSIDIARY" means any of them;

     "SURVIVING                    the representations and warranties
     SHAREHOLDERS'                 referred to in clause 11.1(b) and
     WARRANTIES"                   the following clauses set out in
                                   Part I of Schedule 4, namely 1, 2,
                                   3, 4, 5, 6, 7.4, 8.1, 9, 11, 13.5,
                                   13.6, 23, 24.1, 31.1, 31.2, 31.5,
                                   33.4, 34.1, 37.7, 38.1 and 41  to
                                   53, inclusive and "SURVIVING
                                   SHAREHOLDERS' WARRANTY" means any
                                   one of them;

     "TAXATION"                    all forms of taxation and
                                   statutory, governmental,
                                   supra-governmental, state,
                                   provincial, local governmental or
                                   municipal impositions, duties,
                                   contributions and levies (including
                                   withholdings and deductions),
                                   whether domestic or foreign,
                                   whenever imposed and all penalties,
                                   fines, charges, costs and interest
                                   relating to any such matters and
                                   "TAX" shall be construed
                                   accordingly;

     "TAX AUTHORITY"               any taxing or other authority, body
                                   or official competent to
                                   administer, impose or collect any
                                   Liability to Taxation;

     "TCGA"                        the Taxation of Chargeable Gains
                                   Act 1992;

     "THE TENANCIES"               any tenancies or other occupational
                                   arrangements under which the
                                   Properties are held by third
                                   parties, particulars of which are
                                   set out in Schedule 5;

     "TERMINATION DEED"            the deed in the agreed form
                                   terminating the Share Option
                                   between the Company (1) and Hunt
                                   (2);

     "TRADING DAY"                 a day on which stock in Activision
                                   can be traded on NASDAQ;

     "TRANSACTION"                 any transaction, deed, act, event,
                                   omission, payment or receipt of
                                   whatever nature and whether actual
                                   or deemed for Tax purposes;

     "UNITED KINGDOM" OR           the United Kingdom of Great Britain
     "UK"                          and Northern Ireland;

     "UNITED STATES" OR "US"       the United States of America;

     "VATA" the Value Added Tax Act 1994 and all other statutes, statutory instruments, regulations and notices containing provisions relating to value added tax;

     "WARRANTIES"                  the Shareholders' Warranties and/or
                                   the Activision Warranties;

     "WARRANTORS"                  the Shareholders and Hunt;

     "WARRANTORS ASSOCIATE"        each of the Warrantors and any
                                   persons connected with any of them
                                   within the meaning of Section 839,
                                   ICTA;

     "YEAR 2000 CONFORMITY"        that neither performance nor
                                   functionality is affected by dates
                                   prior to, during and after the Year
                                   2000, in particular:

                              Rule 1:   No value for current date will
                                        cause any interruption in
                                        operation;

                              Rule 2:   Date-based functionality must
                                        behave consistently for dates prior
                                        to, during and after Year 2000.

                              Rule 3: In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules;

                              Rule 4:   Year 2000 must be recognised as a
                                        leap year;

                              (all as defined by the British Standards
                              Institution in Document DISC PD2000-1).

1.2  In this Agreement, unless the context otherwise requires:

     (a) words in the singular include the plural and vice versa and words in one gender include any other gender;

     (b)  a reference to a statute or statutory provision includes:

          (i) any subordinate legislation (as defined in Section 21(1), Interpretation Act 1978) made under it;

          (ii) any repealed statute or statutory provision which it re-enacts (with or without modification); and

          (iii) any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

     (c)  a reference to:

          (i) any party includes its successors in title and permitted assigns;

          (ii) a "PERSON" includes any individual, firm, body corporate, association or partnership, government or state(whether or not having a separate legal personality);

         (iii) clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

         (iv) any provision of this Agreement is to that provision as amended in accordance with the terms of this Agreement;

         (v) any document being "IN THE AGREED FORM" means in a form which has been agreed by the parties on or before the date of this Agreement and for identification purposes signed by them or on their behalf by their solicitors;

         (vi) "INDEMNIFY" and "INDEMNIFYING" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against him and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance; and

    (d) except as set out in sub-clause 1.1, terms defined in the Companies Act 1985 and ICTA have the meanings attributed to them by those Acts.;

    (e) "STERLING" and the sign "L" mean pounds sterling in the currency of the United Kingdom and "US DOLLARS" and the sign "$" mean dollars in the currency of the United States;

    (f) the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;

    (g)  general words shall not be given a restrictive meaning:

         (i) if they are introduced by the word "other" by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or

         (ii) by reason of the fact that they are followed by particular examples intended to be embraced by those general words;

    (h) where any statement is qualified by the expression "SO FAR AS THE WARRANTORS ARE AWARE" or "TO THE BEST OF THE WARRANTORS' KNOWLEDGE AND BELIEF" or any similar expression it shall be deemed to include an additional statement that it has been made after due and careful enquiry.

2.  CONDITIONS TO COMPLETION

2.1  Except for the obligations set out in this clause, clause 6
     (Pre-Completion obligations) and sub-clause 17.10 (Termination), the obligations of the Warrantors under this Agreement are in all respects conditional upon the following:

     (a) as at the date of Completion, Activision having performed all obligations and complied with all terms, conditions and covenants on its part agreed to be performed under this Agreement on or prior to the date of the Completion;

     (b) the respective representations and warranties of Activision contained in this Agreement remaining true and correct both as of the date of this Agreement and as of the date of Completion with the same effect as though made at such date, except that any representation or warranty which is permitted to be and has been made as of and expressly limited to, a specific date shall have been true and correct on and as of such date;

     (c) Activision receiving separately from KPMG Peat Marwick, independent auditors for Activision, and Grant Thornton, independent auditors of the Group, letters dated the date of Completion (which may contain customary qualifications and assumptions) to the effect that KPMG Peat Marwick and Grant Thornton respectively concur with Activision's management's conclusion that no conditions exist relating to Activision, the Company or the transactions contemplated by this Agreement that would preclude Activision from accounting for the share exchange as a pooling of interests for US accounting purposes under United States generally accepted accounting principles ("THE POOLING ARRANGEMENT");

2.2  Except for the obligations set out in this clause, clause 6
     (Pre-Completion obligations) and sub-clause 17.10 (Termination), the obligations of Activision under this Agreement are in all respects conditional upon the following:

     (a) conditional only upon Completion, the Company having duly passed requisite Board resolutions effecting the approval of all matters contemplated under this Agreement;

     (b) the respective representations and warranties of the Warrantors contained in this Agreement remaining true and correct and the information set forth in any Schedule to this Agreement being true and correct both at the date of this Agreement and at the date of Completion with the same effect as though made at such date, except that any representation or warranty or items of information set forth in a Schedule which is permitted to be and has been made as of and expressly limited to, a specific date shall have been true and correct on and as of such date;

     (c) as of the date of Completion there being no material adverse change in the condition of the Group or its business (financial or otherwise), results of operations, assets, net worth, prospects, properties or litigation, except that the termination of any of the contracts between a Group Company and any Contractor by reason solely of the exercise of a right of termination upon a Change of Control shall not be a material adverse change. Also for the purpose of this sub-clause, it shall be deemed not to be a material adverse change in the condition of the Group or its business (financial or otherwise), results of operations, assets, net worth, prospects, properties or litigation if a customer or customers individually or in the aggregate of the Group Companies (other than the Contractors) indicate that they will no longer transact business with the Group as a result of the Change of Control unless such customer or customers individually or in the aggregate have accounted for 7 1/2 % or more of the Group's turnover in the twelve complete calendar months immediately preceding the date of this Agreement in which case there shall be deemed to be a material adverse change;

    (d) as of the date of Completion, the Company and the Warrantors having performed all obligations and complied with all terms, conditions and covenants on their part agreed to be performed hereunder on or prior to the date of Completion;

    (e) subsequent to the date of this Agreement and prior to Completion, the Company and the Warrantors not having performed any of the acts prohibited by clause 6;

    (f) Activision having received a written opinion from Robinson Silverman Pearce Aronsohn & Berman LLP, its counsel, in form and substance reasonably satisfactory to it, to the effect that the share exchange will not result in a tax liability to Activision under the Code and such opinion shall not have been withdrawn; provided, however, that if such counsel does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Activision if the Company's counsel renders such opinion to Activision. Activision, the Company, and the Warrantors agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinion;

    (g) Activision receiving separately from KPMG Peat Marwick, independent auditors for Activision, and Grant Thornton, independent auditors of the Group, letters dated the date of Completion (which may contain customary qualifications and assumptions) to the effect that KPMG Peat Marwick and Grant Thornton respectively concur with Activision's management's conclusion that no conditions exist relating to Activision, the Company or the transactions contemplated by this Agreement that would preclude Activision from accounting for the share exchange as a Pooling Arrangement; and

    (h) the Bank of Scotland having formally waived any event of default arising under the terms of its facility agreement dated 28 June 1996 by reason of change of control and having provided letters of non crystallisation in relation to Group debentures granted to them.

2.3

     (a) The Warrantors shall (so far as it lies within their powers) use all reasonable endeavours to procure that the Conditions referred to in sub-clauses 2.2(a), (b), (c), (d), (e), (g), and (h) are satisfied as soon as possible and in any event not later than 26 November 1997 (or such later date as the parties may agree).

     (b) Activision shall (so far as it lies within its powers) use all reasonable endeavours to procure that the Conditions referred to in sub-clause 2.1(a),(b) and (c) and 2.2 (f) are satisfied as soon as possible and in any event not later than 26 November 1997 (or such later date as the parties may agree).

2.4 If any of the Conditions is not satisfied in full by the date specified in sub-clause 2.3 then (in the case of the Conditions specified in sub-clause 2.1) the Warrantors and (in the case of the Conditions specified in sub-clauses 2.2) Activision shall be entitled at its (or as the case may
     be) their option either (in all cases prior to Completion):

     (a)  to waive the unsatisfied Condition; or

     (b) to extend the period for satisfying the unsatisfied Condition until 1 December 1997; or

     (c)  to treat this Agreement as terminated:

          (i) without prejudice to the fact that in the event of termination by Activision, Activision reserves any rights it may have against the Warrantors for breach if the Warrantors have not complied with their obligations in clause 2.3(a); and

          (ii) without prejudice to the fact that in the event of termination by the Warrantors, the Warrantors reserve any rights they may have against Activision for breach if Activision has not complied with its obligations in clause 2.3(b).

          PROVIDED THAT the party exercising the rights of termination referred to in clause 2.4 shall have complied with its own respective obligations in clause 2.3(a) or 2.3(b) (as the case may be).

3.   TRANSFER AND EXCHANGE

3.1 Subject to the terms of this Agreement, the Shareholders shall transfer to Activision with effect from the date on which this Agreement becomes unconditional, the Company Shares with:

     (a) full title guarantee (but free from all claims, charges, liens and encumbrances (whether monetary or not)); and

     (b) all rights attaching to or accruing to them on or after the date on which this Agreement becomes unconditional (including all dividends and distributions declared, paid or made after that date save for the Dividends which will be paid by the Company in the ordinary course).

3.2 Subject to the terms of the Agreement, the Share Option shall be terminated pursuant to the Termination Deed.

3.3 Each of the Shareholders waives all rights of pre-emption and redemption over any of the Company Shares conferred on him by the Articles or in any other way and undertakes to take all steps necessary to waive any rights of pre-emption and redemption over any of the Company Shares. Each of the Shareholders also waives any right he may have to receive any 'Approved Offer' as defined in the Articles.

3.4 Activision shall not be obliged to complete the exchange unless the transfer and exchange of all the Company Shares are completed simultaneously.

4.   CONSIDERATION

4.1 The Consideration payable to the Shareholders is the issuance by Activision to the Shareholders of the Consideration Stock, credited as fully paid to the Shareholders in the manner and proportions as set out in Schedule 1.

4.2 The Consideration payable to Hunt is the issuance to Hunt by Activision of the Hunt Options.

4.3 The Consideration Stock shall rank in all respects with the common stock par value $0.000001 per share in the capital of Activision ("COMMON STOCK") in issue immediately prior to the allotment and issue of the Consideration Stock.

5.   THE STOCK AND OPTION RETENTION

5.1 In order to ensure that the Surviving Shareholders' Warranties made by the Warrantors under this Agreement (which are surviving Completion) are not breached, and in order to provide a source of indemnification to Activision pursuant to any Claims, (a) the Shareholders agree that the certificates representing 7.5% of the total number of shares of Consideration Stock issued to the Shareholders pursuant to clause 4 ("THE RETAINED STOCK") and
     (b) Hunt agrees that a Hunt Option Agreement with respect to 7.5% of the total number of the Hunt Options (and the Hunt Options represented thereby) (the "RETAINED OPTIONS") shall be deposited with the Escrow Agent in an escrow account ("THE ESCROW ACCOUNT") pursuant to the Escrow Agreement on the date of Completion to provide a source from which Activision can be reimbursed for any Claim. Any Option Stock issued upon exercise of Retained Options shall be treated in the same manner as Retained Stock.

5.2 Such Retained Stock and Retained Options shall be held in the Escrow Account during such period of time as set forth in the Escrow Agreement ("THE HOLD PERIOD"). Any dividends and distributions with respect to such Retained Stock and any Option Stock issued upon the exercise of the Retained Options while held in the Escrow Account shall also be retained in the Escrow Account until the expiration of the Hold Period. Any offsets or deductions made from Retained Stock or Retained Options held in the Escrow Account on account of any breach shall be made on the last business day of the Hold Period, or at such other time as set forth in the Escrow Agreement, and shall be based upon a market price per share of Consideration Stock of $15.5625 and dollar/sterling exchange rate of $1.6918 per L1 . The value of each Retained Option for these purposes shall be $15.5525. All Retained Stock and Retained Options subject to such offset or deduction shall be cancelled by Activision and the remaining Retained Stock and Retained Options together with any dividends paid or distributions made with respect to such Retained Stock and Option Stock issued to Hunt upon the exercise of Retained Options that have not been cancelled shall be then delivered to the Shareholders and Hunt in accordance with their respective interests.

5.3 The cancellation by Activision of any Retained Stock and Retained Options contained in the Escrow Account in respect of any Claim shall not prejudice its right to recover any further sum due to it for that or any other Claim not satisfied by the Escrow Account.

6.  PRE-COMPLETION OBLIGATIONS

6.1 The Warrantors shall procure that, between the date of this Agreement and Completion, each Group Company shall carry on its respective businesses in the ordinary course and shall not without the consent of Activision do anything which is not of a routine or unimportant nature or which may jeopardise the Pooling Arrangement. In particular, and without limitation, the Warrantors will procure that the Group will not (save in each case with the prior written consent of Activision):

    (a)  lend any moneys outside the ordinary course of business;

    (b)  lend any moneys to any shareholder, director or employee;

    (c) borrow any moneys except in relation to the operation of bank overdrafts within existing limits as required in the ordinary course of business;

    (d) give or allow to exist any further debenture, mortgage, charge or other encumbrance over any of its assets or undertaking save for a charge over debts owed by CentreSoft Limited to PDQ Distribution Limited to be granted by PDQ Distribution Limited to Eidos plc;

    (e) enter into any capital expenditure commitments, hire purchase, leasing, rental or conditional sale agreements or arrangements save for those entered into in the ordinary course of business;

    (f) enter into any agreement which is outside the ordinary course of its business or which is onerous or long term;

    (g) declare, make or pay any dividend or other distribution or allot, issue, grant any options over, redeem, purchase, consolidate, convert, sub-divide or reduce any share or loan capital or issue any share warranties or securities convertible into shares;

    (h) sell, transfer or otherwise dispose of the whole or any part of its business, undertakings or assets otherwise than current assets in the ordinary course of its business or fixed assets not exceeding L25,000 in value in the aggregate;

    (i) give any financial or other guarantees, securities or indemnities for any purpose other than in the ordinary course of business save for the guarantee to be granted by CentreSoft Limited. to Eidos plc in respect of the obligations owed by PDQ Distribution Limited to Eidos plc under the Distribution Agreement dated 28 June 1996;

    (j) save for routine debt collection matters commence any litigation or compromise or settle any claim, dispute or other matter in which it is involved;

    (k)  redeem any of the Company Shares or any indebtedness to any Warrantor;

    (l)  attempt to do any of the matters set out in paragraphs (a) to (k);

6.2 In addition, the Warrantors shall procure that during the period set out in sub-clause 6.1 and save as expressly contemplated by this Agreement:

    (a)  no additional director is appointed to the Board of any Group Company;

    (b)  no resolution is passed by the shareholders of any Group Company;

    (c) no change in the terms and conditions of employment of any employee of any Group Company is made;

    (d) no act is performed or omission allowed, either by themselves or by any Group Company, which would result in any of the Shareholders Warranties being breached or becoming misleading at any time up to and including Completion;

    (e) each Group Company maintains valid insurance in respect of its property, assets and business;

    (f) each Group Company pays its creditors in the ordinary course of its business or within the normal terms of payment of such creditors.

7.  COMPLETION

7.1 Completion shall take place at the offices of Osborne Clarke on 26 November 1997 (or on such other date, time and place as the parties may agree but, in any event, no later than 1 December 1997).

7.2 On Completion:

    (a)  the Warrantors shall deliver to Activision:

         (i) stock transfer forms, duly completed and executed by the registered holders, in favour of Activision (or as it may direct) in respect of the Company Shares together with the relevant share and stock certificates;

         (ii) letters of non-crystallisation dated not earlier than the second business day immediately preceding Completion from the holders of all outstanding floating charges given by any Group Company including without limit those given to Bank of Scotland plc;

         (iii) A Deed of Release executed by Close Investment Management Limited on behalf of Close Investment 1994 Fund in relation to the security granted to the Investor Shareholder by any Group Company in support of the Loan Stock Deed or any other matter together with the original copies of such security documentation;

         (iv)      evidence to the satisfaction of Activision that:

                   (aa) the Termination Deed has been executed by Hunt and the
                        Company;

                   (bb) the shareholders and subscription agreement dated 28
                        June 1996 between the Shareholders has been terminated without residual liability of any party to it;

                   (cc) Bank of Scotland has waived any event of default arising under the terms of its facility agreement dated
                        28 June 1996 by reason of change of control;

                   (dd) the Hunt Consultancy Agreement has been terminated by an agreement in the agreed form;

         (v) irrevocable powers of attorney in favour of Activision in the agreed form executed by each of the registered holders of the Company Shares or any shares of the Subsidiaries which are not registered in the name of a Group Company to enable Activision (pending registration of transfers of the Shares) to exercise all voting and other rights attaching to the shares and to appoint proxies for this purpose;

         (vi) the certificate of incorporation, any certificates of incorporation on change of name or re-registration, the statutory books written up to date, share certificate books, minute books, and the common seal of each Group Company;

         (vii) all title deeds relating to the Properties including all documents relating to the Tenancies and, where the Properties are charged, Forms 53 or receipted legal charges as appropriate;

         (viii) all other papers and documents relating to each Group Company which are in the possession of or under the control of the Investor Shareholder or Hunt delivered at the Company's premises;

         (ix) letters of resignation in the agreed form from Hunt and Neil Murphy as directors of the Company;

         (x) letters of resignation from the auditors of each Group Company (save Electric Dreams Limited) containing the statement specified in Section 394(1), Companies Act 1985;

         (xi)      an investment letter from each Warrantor in the agreed form;

         (xii) a certificate in the agreed form dated as of the date of Completion executed by each of the Warrantors certifying that the representations and warranties of the Warrantors set out in this Agreement were true and correct as at the date of the execution of this Agreement and are true and correct on and as of the date at the Completion as if made on and as of such date, and that since the Accounts Date there has been no material adverse change (within the meaning of such phrase contained in sub-clause 2.2(c)) in the financial condition, business or operations of the Company;

         (xiii) a copy of the Escrow Agreement duly executed together with stock powers for Retained Stock;

         (xiv)     copies of the Accounts and the Management Accounts;

         (xv) an opinion from the Warrantors' legal counsel in the agreed form relating to, inter alia, the good standing of the Company and other matters reasonably requested by Activision;

         (xvi)     the Hunt Option Agreements duly executed by Hunt;

         (xvii) duly executed Restrictive Covenant Deeds by all Employee Shareholders.

    (b) The Shareholders shall repay all moneys (if any) then owing by them to any Group Company whether due and payable or not.

    (c)  The Employee Shareholders shall enter into the Service Agreements.

    (d) The Warrantors shall procure that a board meeting of the Company is held at which it is resolved to approve the stock transfers referred to in Clause 7.2 (a)(i) and (subject to them being stamped) registered in the books of the Company.

    (e) The Warrantors shall procure that such further board meetings of each Group Company (save for Electric Dreams Limited) are held at which:

         (i) the persons nominated by Activision are appointed as directors of each Group Company;

         (ii) the accounting reference date of each Group Company is changed to 31 March;

         (iii) Grant Thornton resign from their office as auditors to each Group Company and KPMG Peat Marwick are appointed in their place;

         (iv) the execution and completion of the other documents to be entered into by each Group Company under this Agreement is approved; and

    (f) The Warrantors shall produce the Accounts certified by Grant Thornton in a form suitable for filing with the SEC on Form 8-K.

    (g)  When the Warrantors have complied with the provisions of sub-clauses
         (a)-(f) inclusive, Activision shall:

         (i) subject to (ii) below procure the allotment and issue of the Consideration Stock to the Shareholders in proportions set out in Schedule 1;

         (ii) deliver certificates in respect of the Retained Stock to the Escrow Agent to be held in the Escrow Account;

         (iii)     enter into the Hunt Option Agreements;

         (iv) deliver the Hunt Option Agreement representing the Retained Options to the Escrow Agent;

         (v)       enter into the Escrow Agreement;

         (vi)      enter into the Restrictive Covenant Deeds; and

         (vii) deliver a copy of a resolution adopted by the board of Activision approving the transactions contemplated by this Agreement, certified by the company Secretary.

7.3 If any of the requirements of sub-clause 7.2 are not complied with on the date set for Completion under sub-clause 7.1, Activision (in the case of the requirements of sub-clauses 7.2 (a) - (f) inclusive) or the Warrantors (in the case of the requirements of sub-clause 7.2(g)) may:

    (a) defer Completion to a date not later than 1 December 1997 or such later date as the parties may agree (in which case the provisions of this sub-clause shall also apply to Completion as so deferred); or

    (b) proceed to Completion so far as practicable but without prejudice to any other rights which it or they may have under this Agreement or any appropriate law; or

    (c) treat this Agreement as terminated without prejudice to the fact that the terminating party reserves any rights it or they may have to claim damages against the non-terminating party for breach by such non-terminating party for not complying with its or their respective obligations under sub-clause 7.2.

    save that if Activision terminates the Agreement by reason only of the Warrantors failing to comply with clause 7.2(f) Activision shall have no claim for damages against the Warrantors.

8.   RESTRICTION ON SALE OF THE CONSIDERATION STOCK AND OPTION STOCK

8.1 The Warrantors acknowledge and agree that the Consideration Stock and the Option Stock will be issued to the Warrantors without registration under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), based upon the "private offering exemption", in reliance upon appropriate written representations from the Warrantors (as set forth in their respective Investment Letters in the agreed form), further evidenced by the restrictive wording on the certificates representing Consideration Stock and Option Stock and "stop transfer" instructions to Activision's transfer agent. The Consideration Stock and Option Stock will constitute "restricted securities" within the meaning of the Securities Act and related rules and regulations. Notwithstanding the provisions of the Securities Act, the Warrantors acknowledge and agree that the Warrantors shall not have the right to sell, pledge, gift, hypothecate or otherwise dispose of the Consideration Stock and Option Stock until the issuance by Activision of its first earnings press release containing thirty (30) days of combined operations of Activision and the Group.

8.2 Activision shall upon declaration of effectiveness of the Registration Statement (as defined in sub-clause 9.1(c) of this Agreement) procure that its corporate legal counsel issue an opinion and instructions to Activision's transfer agent to register for transfer, free of restrictive legends, certificates representing the Consideration Stock and Option Stock upon sale or transfer thereof by the Warrantors pursuant to the Registration Statement and compliance by the selling Warrantors with the prospectus delivery requirements of the Securities Act and certification to the transfer agent of such compliance.

9.  REGISTRATION OF THE CONSIDERATION STOCK AND OPTION STOCK

9.1 Activision acknowledges that the Warrantors are likely to seek to sell some or all of their Consideration Stock or Option Stock at the earliest time permitted. Activision therefore undertakes to use its best endeavours to file with the SEC:-

    (a) notification of the acquisition of the Company on Form 8-K on or before 5 December 1997;

    (b) financial statements for Form 8-K (including the Company's audited financial statements for the last fiscal year and the Company's unaudited financial statements for the quarters ended 31 October 1997) prior to 29 December 1997;

    (c) a registration statement on Form S-3 ("THE REGISTRATION STATEMENT") or on such other available form which may be mutually acceptable to the parties as soon as reasonably practicable after Completion and in any case prior to the later of (i) 5 January 1998, or (ii) five business days after the filing referred to in 9.1(b) above, registering under the Securities Act, pursuant to Rule 415 under the Securities Act, if available, for the offer and sale in the future of up to all of the Consideration Stock and Option Stock issued by Activision pursuant to this Agreement and the Hunt Option Agreements.

9.2 Activision agrees:-


    (a) to use its best endeavours to release its earnings report for the quarter ended 31 December 1997 (provided that the Company closes its books for the quarter ended 31 December 1997 by 10 January 1998) prior to the later of (i )23 January 1998 and (ii) thirteen days after the Company closes its books for the quarter ended 31 December 1997;

    (b) to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC within a time frame which is as soon as practicable in the circumstances;

    (c) to maintain the effectiveness of the Registration Statement or successor registration statement filed by Activision for the purpose of registering the Consideration Stock and Option Stock until the Consideration Stock and Option

         Stock is eligible to be resold without restrictions on disposition pursuant to the Securities Act and its related rules and regulations;

    (d) update the prospectus included in the Registration Statement ("THE PROSPECTUS") from time to time as may be necessary to ensure that the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the Prospectus not misleading and to ensure that the Prospectus is current and can at all times be used during the 20 trading days following the first day the Warrantors are able to sell the Consideration Stock and Option Stock to the public in the United States pursuant to this Agreement; and

    (e) provide such number of copies of the Registration Statement and the Prospectus (as so updated) to the Warrantors as they may reasonably request in order to facilitate the public sale or other disposition of the Consideration Stock and Option Stock covered by such Registration Statement.

9.3 Activision shall bear the costs incurred for its legal counsel, accounting and all other costs and expenses, excluding costs for legal counsel for the Warrantors which may be incurred in connection with the preparation and filing of the Registration Statement pursuant to this clause 9. The Warrantors shall be responsible for all costs associated with selling or disposing of the Consideration Stock and Option Stock (including brokers' commissions and underwriting fees) and all fees and expenses for their counsel, accountants and other advisors.

9.4 The rights in this clause 9 are not assignable to any transferee of Consideration Stock or Option Stock acquired by the Warrantors in connection with this Agreement.

9.5 The Warrantors severally agree that they will provide all required co-operation and furnish all necessary information and enter into such agreements customarily required of selling stockholders in connection with the preparation of the Registration Statement filed under the terms of sub-clause 9.1 and the Warrantors, severally, will represent and warrant the accuracy and completeness of all written information so furnished by them for inclusion in the Registration Statement and will indemnify and hold Activision, and its directors, officers, shareholders, controlling persons (within the meaning of the Securities Act) and underwriters harmless from and against any liability, loss, damage or expense (including costs and attorney's fees), incurred by or sustained by, or asserted against any of them, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the information provided by the Warrantors or based on any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

9.6 Activision will indemnify and hold the Warrantors (and their controlling persons, if any, within the meaning of the Securities Act) harmless from and against any liability, loss, damage or expense (including costs and attorney's fees), incurred or sustained by, or asserted against, any of them ("DAMAGES") arising out of or based on any untrue statement (or alleged untrue statement) of a material fact in the Registration Statement, or based on any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than in respect of any such Damages arising out of any written information furnished by the Warrantors pursuant to clause 9.5 for inclusion in the Registration Statement.

9.7 In the event it is determined by a Court of competent jurisdiction that Activision has breached Clause 9.1(c) or 9.2(a), the parties agree that the Court may consider (but shall not be bound to consider), in assessing damages, if any, any reduction in market value of the Consideration Stock and Option Stock from the date the Warrantors should have been able to sell the Consideration Stock and Option Stock had Activision not breached such clause or clauses and the date on which the Warrantors were actually able to sell the Consideration Stock and Option Stock. The parties confirm that Activision shall be liable for damages for breach of covenant only if the breach is proved and only to the extent awarded by
     the Court.   The parties also agree that a reduction in market value is appropriately measured by reference to changes in the market price of Activision stock and changes in the $/L exchange rate.

10.  RELEASE OF GUARANTEES

     The Warrantors shall on Completion procure the release of a Group Company from any Guarantee given by such Group Company in respect of any obligations of any Warrantor or Warrantor Associate and shall indemnify Activision against all liability arising after Completion in respect of it.

11.  WARRANTIES

11.1 SHAREHOLDERS' WARRANTIES

     (a) The Warrantors severally represent and warrant to Activision that each of the Shareholders Warranties to be given by them respectively is true and accurate in all respects and not misleading at the date of this Agreement and will continue to be true and accurate in all respects and not misleading up to and including Completion.

     (b) The Warrantors severally represent and warrant to Activision that each of the Surviving Shareholders Warranties to be given by them is true and accurate in all respects and not misleading at the date of this Agreement and will continue to be true and accurate in all respects and not misleading up to and including Completion.

     (c) The Warrantors acknowledge that they give the Shareholders Warranties and Surviving Shareholders' Warranties with the intention of inducing Activision to enter into this Agreement and that Activision does so in reliance upon the Shareholder
         Warranties.

     (d) Each of the Shareholder Warranties and Surviving
         Shareholders'Warranties is a separate and independent warranty and shall not be limited by reference to any other warranty or anything in this Agreement.

11.2 ACTIVISION WARRANTIES

     (a) Activision represents and warrants to the Warrantors that each of the Activision Warranties to be given by it is true and accurate in all respects and not misleading at the date of this Agreement and will continue to be true and accurate in all respects and not misleading up to and including Completion.

     (b) Activision acknowledges that it gives the Activision Warranties with the intention of inducing the Warrantors to enter into this Agreement and that the Warrantors do so in reliance on the Activision Warranties.

     (c) Each of the Activision Warranties is a separate and independent warranty and shall not be limited by reference to any other Activision Warranty or anything in this Agreement.

12.  WARRANTORS' REMEDIES

12.1 Activision undertakes to disclose in writing to the Warrantors anything which is or may constitute a claim by the Warrantors against Activision under the Activision Warranties directly after it comes to the notice of it either before, at the time of, or after Completion.

12.2 If between the date of this Agreement and Completion the Warrantors become aware that there has been a material breach of the Activision Warranties or any other term of the Agreement by Activision, the Warrantors shall be entitled to rescind this Agreement by notice in writing to Activision.

13.  ACTIVISION'S REMEDIES

13.1 Each of the Warrantors undertakes to disclose in writing to Activision anything which is or may constitute a Claim or which is or may be inconsistent with the contents of the Disclosure Letter directly after it comes to the notice of any of them either before, at the time of, or after Completion.

13.2 If, between the date of this Agreement and Completion, Activision becomes aware that there has been any material breach of the Shareholders Warranties or any other term of this Agreement Activision shall be entitled to rescind this Agreement by notice in writing to the Warrantors. The rescission of this Agreement by Activision pursuant to Clause 13.2 for breach of any Shareholders' Warranty (other than a Surviving Shareholders' Warranty) shall be Activision's sole and exclusive remedy for any material breach of that Warranty.

13.3 The rights and remedies of Activision in respect of any breach of the Surviving Shareholders Warranties shall not be affected by Completion or by any investigation made, or which could have been made, by it or on its behalf into the affairs of any Group Company save as disclosed in the Disclosure Letter.

13.4 If, in respect of or in connection with any Claim, any amount payable to Activision by the Warrantors is subject to Taxation, the amount to be paid to Activision by the Warrantors shall be such as to ensure that the net amount received by Activision is equal to the full amount which would be payable to Activision had the amount not been subject to Taxation due credit being given to the Warrantors for any associated tax credit.

13.5 If any Claim is made then:

     (a) Activision shall make and pursue such Claim against all and not some of the Warrantors; and

     (b) no Warrantor shall make any claim against any Group Company or any director or employee of any Group Company on whom he may have relied before agreeing to any terms of this Agreement or authorising any statement in the Disclosure Letter.

     This sub-clause shall not preclude any Warrantor from claiming against any other Warrantor under any right of contribution or indemnity to which he may be entitled.

13.6 If the Warrantors commit a breach of any Surviving Shareholders' Warranty and:

     (a) the value of any Group Company is less than it would have been at Completion in the absence of the breach; or

     (b) the value of the Company's shares or of any Group Company's assets is less than it would have been at Completion in the absence of the breach; or

     (c) any Group Company has incurred or will in future incur any liability which it would not have incurred, or which exceeds the liability it would have incurred, had matters been as warranted; or

     (d) any Group Company suffers or incurs any loss, costs or expenses (including legal costs) which it would not have suffered/incurred in the absence of a breach of warranty and/or had matters been as warranted;

     then, without prejudice to any other rights and remedies to which Activision may be entitled, the Warrantors shall, on demand being made by Activision, pay to Activision by way of damages an amount equal to the said diminution in value or liability or excess liability and the said loss, costs or expenses.

13.7 The Warrantors shall indemnify Activision against all costs (including legal costs on an indemnity basis as defined in Order 62 of the Rules of the Supreme Court), expenses or other liabilities which Activision may reasonably incur either before or after the commencement of any action in connection with:

     (a) the settlement of any Claim;

     (b) any legal proceedings in respect of any Claim in which judgement is given for Activision; or

     (c) the enforcement of any such settlement or judgement.

13.8 Any amount paid by the Shareholders to Activision in respect of any of the provisions of this Agreement shall be treated by the Warrantors as paid to Activision by way of pro rata reduction in the Consideration.

14.  LIMITATIONS ON LIABILITY

14.1 The Warrantors shall not be liable in respect of any Claim under the Surviving Shareholders Warranties to the extent that the matter or matters giving rise to such Claim are fairly disclosed in the Disclosure Letter.

14.2 The aggregate maximum liability of the Warrantors in respect of a Claim or Claims under the Surviving Shareholders Warranties or a claim under Clause 13.1 shall in no event exceed L2,680,000 (inclusive of any liability of the Warrantors to contribute to Activision's costs of pursuing such Claim or Claims or claim under Clause 13.1) and the aggregate maximum liability of each Warrantor in respect of a Claim or Claims or claim under Clause 13.1 shall not exceed his Relevant Percentage (as defined below) of L2,680,000.

14.3 For the purposes of clauses 14.2 the expression "his Relevant Percentage" shall mean in relation to each Warrantor the percentage set against his name in Part III of Schedule 1;

14.4 The Warrantors shall not be liable in respect of any Claim where the amount of such Claim does not exceed L15,000.

14.5 The Warrantors shall not be liable in respect of Claims made by Activision unless and until the aggregate cumulative liability of the Warrantors in respect of such Claims (including for these purposes Claims in respect of which the Warrantors do not have any liability pursuant to the provisions of clause 14.4) exceeds L175,000 in which event the Warrantors shall be liable for the entire amount of such liability excluding for these purposes Claims in respect of which the Warrantors do not have any liability pursuant to the provisions of clause 14.4.

14.6 The Warrantors shall not be liable in respect of any Claim unless it shall have been made before the expiry of one year from Completion.

14.7 No Claim shall be deemed to have been made unless notice of such Claim was made in writing to the Warrantors specifying in reasonable detail the event of default to which the Claim relates and the nature of the breach and the amount claimed (to the extent ascertainable by Activision).

14.8 Any Claim in respect of which notice shall have been given in accordance with clause 14.7 shall be deemed to have been irrevocably withdrawn and lapsed (not having been previously satisfied, settled or withdrawn) if proceedings in respect of such Claim have not been issued and served on the Shareholders not later than the expiry of the period of 12 months after the date of such notice.

14.9 Where Activision and/or any Group Company is or is likely to be entitled to recover from some other person any sum in respect of any matter giving rise to a Claim then Activision shall procure that reasonable steps are taken to enforce such recovery (subject to Clause 15) and if any sum is so recovered then either the amount payable by the Warrantors in respect of that Claim shall be reduced by an amount equal to the sum so recovered (less the reasonable costs and expenses of recovering it) or (if any amount shall already have been paid by any of the Warrantors in respect of that Claim) there shall be repaid to the Warrantors an amount equal to the amount so recovered (less the reasonable costs and expenses of its recovery) or (if less) the amount of such payment.

14.10 Without prejudice to the generality of clause 14.9 above the provisions of clause 14.9 shall apply where any Group Company is entitled to recover from its insurers any sum in respect of any matter giving rise to a Claim.

14.11 The Shareholders shall have no liability (or such liability shall be reduced) in respect of any Claim:-

       (a) if and to the extent that provision or reserve for or in respect of the liability or other matter giving rise to such Claim has been made in the Accounts or in the Management Accounts;

       (b) if and to the extent any liability of any Group Company included in the Accounts has been discharged or satisfied below the amount attributed to it or included in respect of it in the Accounts or in the Management Accounts;

       (c) if and to the extent any contingency or other matters provided against it in the Accounts or in the Management Accounts has in the event been over-provided for less the extent to which any contingency or other matters have been under-provided for;

       (d) if and to the extent such Claim occurs or is increased as a result of any change in legislation after the date of this Agreement (or any legislation not in force at the date of this Agreement) which takes effect retrospectively or the withdrawal after the date of this Agreement of any published concession or published general practice previously made by the Inland Revenue or other taxing authority;

       (e) if and to the extent that such Claim occurs or is increased as a result of any increase in the rate of Taxation in force at the date of this Agreement;

       (f) if and to the extent that any Claim occurs as a result of or is otherwise attributable to Activision or any Group Company disclaiming any part of the benefit of capital or other allowances against Taxation claimed or proposed to be claimed on or before the date of this Agreement;

       (g) if and to the extent that such Claim is attributable to any voluntary act or omission of or transaction or arrangement carried out by Activision or any Group Company after the Completion Date otherwise than in the ordinary course of business which act, omission, transaction or arrangement Activision was aware from the Disclosure Letter would otherwise give rise to a Claim;
       (h) if and to the extent that such Claim would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of Activision or any Group Company to make any claim, election, surrender or disclaimer or give notice or consent to any other thing under the provisions of any enactment or regulation relating to Taxation after Completion the making giving or doing of which was taken into account in computing the provision for taxation in the Accounts;

       (i) if and to the extent that such Claim relates to a liability for Taxation which would not have arisen but for any winding up or cessation after Completion of any trade or business carried on by any Group Company;

       (j) if and to the extent that such Claim would not have arisen but for a change of accounting policy or practice of any Group Company after Completion other than to bring such company into line with UK generally accepted accounting principles;;

       (k) if and to the extent that such Claim relates to a liability for Taxation for which any Group Company is or may become liable wholly or primarily as a result of transactions in the ordinary course of business after the Accounts Date;

       (l) if and to the extent that such Claim would not have arisen but for the termination of the Share Option pursuant to this Agreement or for the payment of L500,000 to EIDOS plc as a result of the transactions contemplated by this Agreement.

14.12 The amount of any Claim shall take into account the amount of any relief from Taxation arising by virtue of the loss or damage in respect of which the Claim was made.

14.13 Nothing in this clause shall derogate from Activision's obligation to mitigate any loss which it suffers in consequence of a Claim.

14.14 If in respect of any Claim the liability of the Warrantors is contingent only, then the Warrantors shall not be under any obligation to make any payment to Activision until such time as the contingent liability ceases to be contingent and becomes actual provided that the provisions of clause 14.8 shall not apply to such claim whilst such liability remains contingent.

15.    CONDUCT OF CLAIMS

15.1 Activision shall notify the Warrantors as soon as reasonably practicable in writing of:

       (a) any claim made against it or a Group Company by a third party which may give rise to a Claim; and

       (b) any claim which it is aware any Group Company is entitled to bring against a third party which claim is based on circumstances which may give rise to a Claim.

       each of the above being hereinafter called a "THIRD PARTY CLAIM".

15.2

       (a) In respect of a Third Party Claim or Third Party Claims which the Purchaser, acting reasonably, believes individually or in the aggregate with all other Third Party Claims may exceed L2,680,000, the Purchaser shall consult with a representative appointed by the Investor Shareholder and with Richard Steele acting together on behalf of the Warrantors in connection with such Third Party Claim but such consultation shall be non-binding. Subject to its obligation to consult, Activision shall have control of the conduct, negotiation, settlement and litigation of such Third Party Claims.

       (b) In connection with a Third Party Claim or Third Party Claims which Activision, acting reasonably, believes individually or in the aggregate with all other Third Party Claims may be for less than L2,680,000 Activision shall procure that the conduct, negotiation, settlement or litigation of the claim by or against such third party is, so far as is reasonably practicable, carried out in accordance with the wishes of a representative appointed by the Investor Shareholder and of Richard Steele acting together on behalf of the Warrantors and at their cost subject to their giving timely instructions to Activision and providing reasonable security for any costs and expenses which might be incurred by Activision or a Group Company.

15.3 Activision shall not be liable for any delay in giving any notice under sub-clause 15.1 unless the Warrantors have been materially prejudiced by such delay, in which case in assessing damages in respect of any Claim credit shall be given to the Warrantors in respect of any damages which would not have arisen pursuant to such Claim but for such delay.

15.4 Activision shall provide and shall procure that each Group Company provides to the Warrantors and the Warrantors professional advisers reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating any Claim and enabling the Warrantors to take the action referred to in sub-clause 15.2 and shall allow the Warrantors and their advisers to take copies of any relevant documents or records at their expense.

16.    [INTENTIONALLY DELETED]

17.    GENERAL

17.1   ENTIRE AGREEMENT AND CONFLICTS

       This Agreement sets out the entire agreement and understanding between the parties in respect of the subject matter of this Agreement.

17.2   ASSIGNMENT

       (a) This Agreement shall be binding upon and enure for the benefit of the successors in title of the parties but, except as set out in sub-clause (b), shall not be assignable by any party without the prior written consent of the other.

       (b) Activision may assign the benefit of this Agreement (including, without limitation, the Warranties) to any subsidiary of Activision.

17.3   VARIATION

       No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

17.4   EFFECT OF COMPLETION

       Except to the extent already performed, all the provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion.

17.5   INVALIDITY

       To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

17.6   RELEASES AND WAIVERS

       (a) The rights, powers and remedies conferred on Activision by this Agreement and remedies available to it are cumulative and are additional to any right, power or remedy which it may have under general law or otherwise.

       (b) Activision may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by any other party or parties without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

       (c) No single or partial exercise, or failure or delay in exercising any right, power or remedy by Activision shall constitute a waiver by it of, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise.

17.7   FURTHER ASSURANCE

       After Completion, each party shall execute such documents and take such steps as the other party may reasonably require to fulfil the provisions of and to give to each party the full benefit of this Agreement.

17.8   COUNTERPARTS

       (a) This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

       (b) Each counterpart, when executed, shall be an original of this Agreement and all counterparts shall together constitute one instrument.

17.9   RESTRICTIVE TRADE PRACTICES ACTS 1976 AND 1977

       No provision of this Agreement, or of any agreement or arrangement of which it forms part, which is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977 shall take effect until the day after the date on which particulars of this Agreement, and/or any agreement or arrangement of which it forms part, have been supplied to the Director-General of Fair Trading in accordance with those Acts and the parties agree to use their respective reasonable endeavours to furnish such particulars by the first business day following Completion of this Agreement.

17.10  TERMINATION

       Without prejudice to any remedy available to any party arising out of any outstanding breach of this Agreement on the part of any other party (including for the avoidance of doubt and without limitation the rights contained in sub-clauses 2.4 and 7.3(c)), if this Agreement is terminated in accordance with its terms by reason of a breach by one of the parties of clause 2.3, the following shall occur:

       (a) (if the Agreement is properly terminated by Activision) the Warrantors shall indemnify Activision for all costs, charges and expenses incurred by it in connection with the negotiation, preparations and determination or rescission of this Agreement and all matters which this Agreement contemplates and (except as referred to in sub-clause (b)) all obligations of Activision under this Agreement shall cease and (if the Agreement is properly terminated by the Warrantors) Activision shall indemnify the Warrantors for all costs, charges and expenses incurred by them in connection with the negotiation, preparations and determination or rescission of this Agreement and all matters which this Agreement contemplates and (except as referred to in sub-clause (b)) all obligations of the Shareholders under this Agreement shall cease;

       (b) the provisions contained in clauses 1, 2, 7, 17.10, 17.11, 17.12, 18, 19, 20 and 21 shall continue to apply.

17.11   CONFIDENTIALITY

       (a) Except as referred to in sub-clause (b), each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to the provisions or subject matter of this Agreement, to any other party or the negotiations relating to this Agreement.

       (b) Any party may disclose information which would otherwise be confidential if and to the extent:

              (i) it is required to do so by law or any securities exchange or regulatory or governmental body to which it is subject wherever situated;

              (ii) it considers it necessary to disclose the information to its professional advisers, auditors and bankers provided that it does so on a confidential basis;

              (iii) the information has come into the public domain through no fault of that party; or

              (iv) each party to whom it relates has given its consent in writing.

17.12  DEFAULT INTEREST

       If any party defaults in the payment when due of any sum payable under this Agreement (whether payable by agreement or by an order of a court or otherwise), the liability of that party shall be increased to include interest on that sum from the date when such payment was due until the date of actual payment at a rate per annum of 4 per cent. above the base rate from time to time of National Westminster Bank Plc. Such interest shall accrue from day to day and shall be compounded annually.

18.    ANNOUNCEMENTS

18.1 Except as referred to in sub-clauses 18.2 and 18.3, no announcement concerning the terms of this Agreement shall be made by or on behalf of any of the parties without the prior written consent of a representative of the Investor Shareholder and Richard Steele, acting together on behalf of the Warrantors, and Activision, such consent not to be unreasonably withheld or delayed.

18.2 Any announcement or circular required to be made or issued by any party by law or under the regulations of the SEC may be made or issued by that party without consent if it has first sought consent and given the other parties a reasonable opportunity to comment on the subject matter and form of the announcement or circular (given the time scale within which it is required to be released or despatched).

18.3 The parties acknowledge and consent to Activision issuing a press release in a form reasonably approved by the Shareholders in relation to the transaction contemplated by this Agreement promptly after the execution of this Agreement.

19.    COSTS AND EXPENSES

19.1 Except as set out in sub-clause 19.2 and sub-clause 17.10 (Termination) each party shall bear its own costs and expenses incurred in the preparation, execution and implementation of this Agreement provided that Activision shall pay the costs of the Warrantors' legal and accountancy advisors up to a maximum of L197,796.

19.2 Activision shall pay all UK stamp duty applicable to any document to which it is a party executed pursuant to this Agreement.

20.    NOTICES

20.1 Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be left at, or sent by prepaid first class post (by airmail if outside the UK), prepaid recorded delivery or facsimile to the address of the parties as set out on page 1 of this Agreement in the case of Activision, in Schedule 1, in the case of the Warrantors to their home addresses set out in Schedule 1. A party may notify the other parties of change of address of such party for the purposes of this clause, in which case such revised address shall thereafter be the address for notice of such party.

20.2 Except as referred to in sub-clauses 20.3 and 20.4, a notice shall be deemed to have been served:

       (a)    at the time of delivery if delivered personally;

              (i) 48 hours after posting in the case of an address in the United Kingdom and 120 hours after posting for any other address;

              (ii) 2 hours after transmission if served by facsimile on a business day prior to 3pm in the recipient country or in any other case at 10 am in the recipient country on the business day after the date of despatch.

20.3 If the deemed time of service is not during normal business hours in the country of receipt, the notice shall be deemed served at or, in the case of faxes two hours after the opening of business on the next business day of that country.

20.4 The deemed service provisions set out in sub-clause 20.2 do not apply to:

       (a) a notice served by post, if there is a national or local suspension, curtailment or disruption of postal services which affects the collection of the notice or is such that the notice cannot reasonably be expected to be delivered within 48 hours or 120 hours (as appropriate) after posting; and

       (b) a notice served by facsimile, if, before the time at which the notice would otherwise be deemed to have been served, the receiving party informs the sending party that the notice has been received in a form which is unclear in any material respect, and, if it informs the sending party by telephone, it also despatches a confirmatory facsimile within two hours.

20.5   In proving service it will be sufficient to prove:

       (a) in the case of personal service, that it was handed to the party or delivered to or left in an appropriate place for receipt of letters at its address;

       (b) in the case of a letter sent by post, that the letter was properly addressed, stamped and posted;

       (c) in the case of facsimile, that it was properly addressed and despatched to the number of the party.

20.6 A party shall not attempt to prevent or delay the service on it of a notice connected with this Agreement.

21.    Governing law and jurisdiction

21.1 This Agreement shall be governed by and construed in accordance with English law.

21.2 Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the courts of England.

THIS AGREEMENT has been signed on the date appearing at the head of page 1.

                                      SCHEDULE 1

                                        PART I

                          ALLOCATION OF CONSIDERATION STOCK


The allocation of the Consideration Stock and Hunt Options among the Warrantors pursuant to clause 4.1 of this Agreement shall be made in the following manner:

1.     ALLOCATION OF CONSIDERATION STOCK ON ACCOUNT OF LOAN STOCK

       217,405 shares of Consideration Stock shall be issued to the Investor Shareholder in consideration of the Loan Stock.

2.     ALLOCATION OF CONSIDERATION STOCK ON ACCOUNT OF REDEEMABLE PREFERENCE
       SHARES

       86,962 shares of Consideration Stock shall be issued to the Investor Shareholder in consideration of the Redeemable Preference Shares.

3.     ALLOCATION OF CONSIDERATION STOCK ON ACCOUNT OF CONVERTIBLE PREFERENCE
       SHARES

       14,494 shares of Consideration Stock shall be issued to the Investor Shareholder in consideration of the Convertible Preference Shares.

4. ALLOCATION OF CONSIDERATION STOCK ON ACCOUNT OF REDEEMABLE "B" ORDINARY SHARES (REQUIRED TO BE REDEEMED)

       1,976 of Consideration Stock shall be issued to the Investor Shareholder in consideration of the 18,182 of "B" Ordinary Shares required to be redeemed in accordance with Article 3(c)(ii) of the Articles

5. ALLOCATION OF CONSIDERATION STOCK ON ACCOUNT OF ORDINARY SHARES, "A" ORDINARY SHARES AND "B" ORDINARY SHARES (NOT REQUIRED TO BE REDEEMED)


       Consideration Stock shall be issued as follows on account of the Company shares:

       NAME                            COMPANY SHARES      CONSIDERATION STOCK

       Investor Shareholder         1,426  "B" Ordinary       805,293

                                             - and -

                                    47,059 "A" Ordinary

       Andrew Richard Waterhouse    24,000 Ordinary          398,619

       David Neal                   10,000 Ordinary          166,091

       Gary Christopher Hawkins     6,000 Ordinary           99,655

       Norman Cecil Brown           24,000 Ordinary          398,619

       Richard Andrew Steele        24,000 Ordinary          398,619

       Roger Graham Swindells       6,000 Ordinary           99,655

       Steven Graham Varnish        6,000 Ordinary           99,655

6.     TREATMENT OF SHARE OPTION

       Activision shall issue to Hunt under the Hunt Options options to purchase an aggregate of 50,325 shares of Consideration Stock.

                                      SCHEDULE 1

                                       PART II

                                  (The Shareholders)

A. THE INVESTOR SHAREHOLDER

NAME                   ADDRESS                  NO. OF COMPANY     AMOUNT OF
                                                SHARES AT        CONSIDERATION
                                                EXCHANGE AND         STOCK
                                                COMPLETION

Close Securities       36 Great St. Helen's,    47,059 'A'        1,126,130
Limited                London EC3A 6AP          Ordinary
                                                Shares

                                                133,333
                                                Convertible
                                                Preference
                                                Shares

                                                800,000
                                                Redeemable
                                                Preference
                                                Shares

                                                L2,000,000
                                                Loan Stock
                                                19,608 "B"
                                                Ordinary
                                                Shares

 B.  THE EMPLOYEE SHAREHOLDERS

Andrew Richard         9 Spring Lane, Hoddey    24,000              398,619
Waterhouse             Heath, Solihull B94      Ordinary
                       6QX                      Shares

David Neal             1 Teasal Close,          10,000              166,091
                       Boughton Vale, Rugby     Ordinary
                       CV23 0TS                 Shares

Gary Christoper        5 The Sycamores, Vesey   6,000                99,655
Hawkins                Close, Walsall Road,     Ordinary
                       Sutton Coldfield B74     Shares
                       4QL

Norman Cecil Brown     21 Amington Close,       24,000              398,619
                       Four Oaks, Sutton        Ordinary
                       Coldfield B75 5UB        Shares

Richard Andrew Steele  213 Station Road,        24,000              398,619
                       Knowle, Solihill B93     Ordinary
                       0PU                      Shares

Roger Graham Swindells Amberley, Back Lane,     6,000                99,655
                       Shustoke, Near           Ordinary
                       Coleshill, West          Shares
                       Midlands B46 2AW

Steven Graham Varnish  Squires House,           6,000                99,655
                       Valley Lane,             Ordinary
                       Bitteswell,              Shares
                       Leicestershire LE17
                       4SW

C. Hunt

Simon Anthony Hunt     3 Arthur Road,
                       Edgbaston, Birmingham,
                       B15 2UW

                                      SCHEDULE 1

                                       PART III

                                (RELEVANT PERCENTAGES)

 NAME                                          RELEVANT PERCENTAGE

 Investor Shareholder                          39.69%

 Andrew Richard Waterhouse                     14.049%

 David Neal                                    5.854%

 Gary Christopher Hawkins                      3.512%

 Norman Cecil Brown                            14.049%

 Richard Andrew Steele                         14.049%

 Roger Graham Swidells                         3.512%

 Steven Graham Varnish                         3.512%

 Simon Anthony Hunt                            1.773%

 TOTAL                                         100%

                                      SCHEDULE 2


                         (Information concerning the Company)

 REGISTERED NUMBER                           3136477

 DATE OF INCORPORATION                       11 December 1995

 ADDRESS OF REGISTERED OFFICE                Unit  4/5  Holford  Way  Holford
                                             Birmingham B6 7AX

 CLASS OF COMPANY                            Private limited

 AUTHORISED SHARE CAPITAL                    L215,029.97 divided into:

                                             100,000 ordinary shares of 1p each

                                             47,059  "A"  ordinary shares of 1p
                                             each

                                             19,608  "B"  ordinary shares of 1p
                                             each

                                             133,333   convertible   preference
                                             shares of L1 each

                                             800,000    redeemable   preference
                                             shares of 10p each

 ISSUED SHARE CAPITAL
                                             100,000 ordinary shares of 1p each

                                             47,059  "A"  ordinary shares of 1p
                                             each

                                             133,333   convertible   preference
                                             shares of L1 each

                                             800,000    redeemable   preference
                                             shares of 10p each

                                             19,608  "B"  ordinary shares of 1p
                                             each

 LOAN CAPITAL                                L2,000,000  15%  secured
                                             subordinated loan stock

 DIRECTORS

 FULL NAME                   USUAL RESIDENTIAL ADDRESS   NATIONALITY

 Norman Cecil Brown          See Schedule 1              British

 Simon Anthony Hunt          See Schedule 1              British

 Neil John Murphy            45 Northolme Road, London,  British
                             N5 2UX

 Richard Andrew Steele       See Schedule 1              British

 Andrew Richard Waterhouse   See Schedule 1              British


 SECRETARY

 FULL NAME                   USUAL RESIDENTIAL ADDRESS

 Ian Leslie Zant-Boer        Farm Manager's Cottage, Grange Farm, Preston
                             Deanery, Northampton NN7 2DT

 ACCOUNTING REFERENCE DATE                   30 April

 TAX RESIDENCE                               UK

                                      SCHEDULE 3

                      (Information concerning the Subsidiaries)


 CENTRESOFT LIMITED

 REGISTERED NUMBER                 1673860

 DATE OF INCORPORATION             26 October 1982

 ADDRESS OF REGISTERED OFFICE      As the Company

 CLASS OF COMPANY                  Private limited

 AUTHORISED SHARE CAPITAL          L50,000 divided into:

                                   50,000 ordinary shares of L1 each

 ISSUED SHARE CAPITAL              L17,862 divided into:

                                   17,862 ordinary shares of L1 each

 LOAN CAPITAL                      None

 MEMBERS

 FULL NAME              REGISTERED ADDRESS             NUMBER OF SHARES HELD

 Combined               See Schedule 2                 17,861
 Distribution
 Holdings Limited

 DIRECTORS

 FULL NAME              USUAL RESIDENTIAL ADDRESS         NATIONALITY

 Norman Cecil Brown           See Schedule 1                British

 David Neal                   See Schedule 1                British

 Richard Andrew Steele        See Schedule 1                British

 Roger Graham Swindells       See Schedule 1                British

 Steven Graham Varnish        See Schedule 1                British

 Andrew Richard               See Schedule 1                British
 Waterhouse

 SECRETARY

 FULL NAME              USUAL RESIDENTIAL ADDRESS

 Norman Cecil Brown           See Schedule 1

 TAX RESIDENCE                     UK


 PDQ DISTRIBUTION LIMITED

 REGISTERED NUMBER                        2105582

 DATE OF INCORPORATION                    3 March 1987


 ADDRESS OF REGISTERED OFFICE             As the Company

 CLASS OF COMPANY                         Private Limited

 AUTHORISED SHARE CAPITAL                 L100 divided into:

                                          100 ordinary shares of L1 each

 ISSUED SHARE CAPITAL                     L100 divided into:

                                          100 ordinary shares of L1 each

 LOAN CAPITAL                                  None

 MEMBERS

 FULL NAME                       REGISTERED ADDRESS        NUMBER OF SHARES

                                                           HELD

 Centresoft Limited              As the Company            100

 DIRECTORS

 FULL NAME                       USUAL RESIDENTIAL ADDRESS   NATIONALITY

 Norman Cecil Brown              As Schedule 1               British

 Gary Christopher Hawkins        As Schedule 1               British

 Richard Andrew Steele           As Schedule 1               British

 Steven Graham Varnish           As Schedule 1               British

 Andrew Richard Waterhouse       As Schedule 1               British


 SECRETARY

 FULL NAME                                  USUAL RESIDENTIAL ADDRESS

 Norman Cecil Brown              As Schedule 1

 ACCOUNTING REFERENCE DATE            30 April

 TAX RESIDENCE                        UK


 ELECTRIC DREAMS LIMITED

 REGISTERED NUMBER               1903909

 DATE OF INCORPORATION           10 April 1985

 ADDRESS OF REGISTERED OFFICE                  As the Company

 CLASS OF COMPANY                              Private Limited

 AUTHORISED SHARE CAPITAL                      L100 divided into:

                                               100 ordinary shares of L1 each

 ISSUED SHARE CAPITAL                          L100 divided into:

                                               100 ordinary shares of L1 each

 LOAN CAPITAL                                  None

 MEMBERS

 FULL NAME                       REGISTERED ADDRESS        NUMBER OF SHARES

                                                           HELD

 Centresoft Limited              As the Company            100

 DIRECTORS

 FULL NAME                       USUAL RESIDENTIAL ADDRESS   NATIONALITY

 Norman Cecil Brown              As Schedule 1               British

 Richard Andrew Steele           As Schedule 1               British

 Andrew Richard Waterhouse       As Schedule 1               British


 SECRETARY

 FULL NAME                                  USUAL RESIDENTIAL ADDRESS

 Norman Cecil Brown                         As Schedule 1

 ACCOUNTING REFERENCE DATE             30 April

 TAX RESIDENCE                         UK

                                      Schedule 4

                                     (Warranties)

                                        PART I


IN THIS SCHEDULE, WHERE THE CONTEXT PERMITS, THE EXPRESSION "THE COMPANY" MEANS EACH GROUP COMPANY.

THE WARRANTORS

1.       CAPACITY

1.1 Each Warrantor has the requisite power and authority to enter into and perform this Agreement and the execution of this Agreement by each Warrantor shall not breach any applicable laws or any contracts or arrangements to which they are a party.

1.2 No Warrantor is bankrupt, has proposed a voluntary arrangement or has made or proposed any arrangement or composition with his creditors or any class of his creditors.

1.3 This Agreement constitutes and imposes valid legal and binding obligations on each Warrantor fully enforceable in accordance with its terms.

2.       OWNERSHIP OF SHARES

         Each Warrantor owns the Company Shares as set out in Part II of
         Schedule 1 with full title guarantee free from all charges and other encumbrances (whether monetary or not).

3.       ARRANGEMENTS BETWEEN GROUP COMPANIES AND WARRANTOR ASSOCIATES

         There are no contracts, arrangements or liabilities, actual or contingent, outstanding or remaining in whole or in part to be performed between any Group Company and any Warrantor Associate.

SHARE CAPITAL

4.       COMPANY

4.1 The Company Shares constitute the entire issued and allotted share capital of the Company and are fully paid or credited as fully paid.

4.2 Apart from this Agreement, there is no agreement, arrangement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment, issue or transfer of, any share or loan capital of the Company.

4.3 None of the Company Shares was, or represents assets which were, the subject of a transfer at an undervalue, within the meaning of Sections 238 or 339, Insolvency Act 1986, within the past 5 years.

4.4      The Company has not at any time:

         (a)  reduced its share capital;

         (b)  redeemed any share capital;

         (c)  purchased any of its shares; or

         (d)  forfeited any of its shares.

5.       SUBSIDIARIES

5.1 Schedule 3 lists all the Subsidiaries of the Company and the holders of the entire issued and allotted share capital of the Subsidiaries.

5.2 The Company does not have, and has never had, a participating interest (as defined in Section 260, Companies Act 1985) in any undertaking which is not a Subsidiary nor has it agreed to acquire such an interest.

5.3 No Group Company holds or is liable on any share or relevant security which is not fully paid up or which carries any liability.

5.4 Apart from this Agreement, there is no agreement, arrangement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment, issue or transfer of, any share or loan capital of any Subsidiary.

5.5 None of the shares in the capital of any Subsidiary was, or represents assets which were, the subject of a transfer at an undervalue, within the meaning of Sections 238 or 339, Insolvency Act 1986, within the past 5 years.

CORPORATE MATTERS

6.       INSOLVENCY OF THE GROUP

6.1 No order has been made, no resolution has been passed, no petition presented, no meeting convened for the winding up of any Group Company or for a provisional liquidator to be appointed in respect of any Group Company and no Group Company has been a party to any transaction which could be avoided in a winding up.

6.2 No administration order has been made and no petition for one has been presented in respect of any Group Company.

6.3 No receiver or administrative receiver has been appointed in respect of any Group Company or any of its assets.

6.4 No Group Company is insolvent, has failed or is unable to pay, or has no reasonable prospect of being able to pay, any of its debts as they fall due, as those expressions are defined in Section 268, Insolvency Act 1986.

6.5 No voluntary arrangement has been proposed under Section 1, Insolvency Act 1986 in respect of any Group Company and no Group Company has made or proposed any arrangement or composition with its creditors or any class of them.

6.6 No distress, execution or other process has been levied on any Group Company's assets or action taken to repossess goods in the possession of any Group Company.

6.7 No unsatisfied judgement is outstanding against any Group Company and no demand has been served on any Group Company under Section 123(1)(a), Insolvency Act 1986.

6.8 No event analogous to any referred to in sub-paragraphs 6.1 to 6.7 has occurred anywhere in the world.

7.       STATUTORY BOOKS AND DOCUMENTS FILED

7.1 The statutory books, including all registers and minute books, of each Group Company have been properly kept and contain an accurate and complete record of the matters with which those books should deal.

7.2 All documents which should have been delivered by any Group Company to the Registrar of Companies are complete and accurate and have been properly so delivered.

7.3 The copy of the memorandum and articles of association of each Group Company contained in the Disclosure Letter has embodied in it or annexed to it a copy of each resolution as referred to in Section 380, Companies Act 1985, and is accurate and complete in all respects.

7.4 Since the Accounts Date the members of any Group Company in general meeting, or of any class of them, have not passed any resolution other than resolutions relating to the ordinary business of annual general meetings.

INFORMATION

8.       ACCURACY AND ADEQUACY OF INFORMATION

8.1      The information contained in Schedules 1 to 3 (except Part 1 of
         Schedule 1) to this Agreement is accurate and complete.

8.2 The information contained in the Disclosure Letter and all written information supplied to Activision or its advisers by or on behalf of the Warrantors or any of their advisers or by any Group Company is complete and accurate and is not misleading because of any omission or ambiguity or for any other reason and where the information is expressed as an opinion, it is truly and honestly held and not given casually, recklessly or without due regard for its accuracy.

8.3 There is no fact or circumstance relating to the business and affairs of any Group Company which, if disclosed to Activision or any of its advisers, might reasonably be expected to influence the decision of Activision to purchase the Company Shares on the terms contained in this Agreement and which has not been so disclosed.

ACCOUNTS

9.       PREPARATION AND CONTENTS OF THE ACCOUNTS

9.1 The Accounts were prepared in accordance with the requirements of all relevant statutes and generally accepted United Kingdom accounting practices including, without limitation, all applicable Financial Reporting Standards issued by the Accounting Standards Board, Statements of Standard Accounting Practice issued by the Institute of Chartered Accountants of England and Wales and Statements from the Urgent Issues Task Force current at the Accounts Date and, where the accounting practice used to prepare the Accounts differs from those applicable in previous financial periods, the effect of any such difference is disclosed in the Disclosure Letter.


9.2      Without prejudice to the generality of sub-paragraph 9.1:

         (a)  the Accounts:

              (i) give a true and fair view of the state of affairs of each Group Company at the Accounts Date and the profits or losses of each Group Company for the financial period ending on that date;

              (ii) contain full provision or reserve for all liabilities and for all capital and revenue commitments of each Group Company as at the Accounts Date;

              (iii) disclose all the assets of each Group Company as at the Accounts Date and none of the values placed in the Accounts on any of those assets was in excess of its market value at the Accounts Date;

              (iv)      make full provision for bad and doubtful debts;

              (v) do not include any figure which is referable to the value of an intangible asset; and

              (vi) make full provision for depreciation of the fixed assets of each Group Company having regard to their original cost and life.

         (b)  in the Accounts:

              (i) in valuing work-in-progress no value was attributed in respect of eventual profits and adequate provision was made for such losses as were at the time of signature of the Accounts by directors of each Group Company reasonably foreseeable as arising or likely to arise; and

              (ii) slow-moving stock was written down appropriately, redundant, obsolete, obsolescent or defective stock was wholly written off and the value attributed to any other stock did not exceed the lower of cost (on a first in first out basis) and net realisable value (or replacement value) at the Accounts Date.

9.3 The profits and losses of each Group Company shown in the Accounts were not, save as disclosed in the Accounts or in any note accompanying them, to any material extent affected by any extraordinary, exceptional, unusual or non-recurring income, capital gain or expenditure or by any other factor known to the Warrantors rendering any such profit or loss for such period exceptionally high or low.

9.4 The audited profit and loss accounts and audited balance sheets of each Group Company contained in the Accounts were prepared on a consistent basis with each other.

9.5 The Accounts and the Management Accounts contain and reflect adequate reserves for all liabilities or obligations of the Group of any nature, whether absolute, contingent or otherwise, and for all reasonably anticipated losses and costs in excess of expected receipts, on a basis consistent with past practice and experience.
         The Group does not now nor will it prior to the date of Completion, have any liabilities or obligations not fully and properly reflected or reserved against in the Accounts and the Management Accounts except liabilities and obligations incurred by the Group in the ordinary course of business since the Management Accounts Date, none of which is individually or in the aggregate material in amount.

9.6 Neither the Company nor any of its Subsidiaries is directly or indirectly liable upon or with respect to (by discount, repurchase agreement or otherwise), or obligated in any way to provide funds in respect of or to guarantee or assume any debt, obligation or dividend of any company, association, partnership, individual or other entity other than the Company (and its Subsidiaries).


10.      ACCOUNTING RECORDS

10.1 The accounting records of each Group Company comply with the requirements of Sections 221 and 222, Companies Act 1985, do not contain or reflect any material inaccuracy or discrepancy and present and reflect in accordance with generally accepted accounting principles and standards the financial position of and all transactions entered into by the relevant Group Company or to which it has been a party.

10.2 All relevant financial books and records of each Group Company are in its possession or otherwise under its direct control.

10.3 Where any of the records of any Group Company are kept on computer, that Group Company:

         (a) is the owner of all hardware and all software necessary to enable it to use the records as they have been used in its business to the date of this Agreement and to Completion;

         (b) does not share any hardware or software relating to the records with any person; and

         (c) maintains adequate back up records and support in the event of any fault or failure of such computer hardware and software.

11.      MANAGEMENT ACCOUNTS

         The Management Accounts have been carefully prepared on a basis consistent with the Accounts, fairly reflect the trading position of each Group Company as at their date and for the period to which they relate and are not affected by any extraordinary, exceptional, unusual or non-recurring income, capital gain or expenditure or by any other factor known by the Warrantors rendering profits or losses for the period covered exceptionally high or low.

12.      EVENTS SINCE THE ACCOUNTS DATE

12.1     Since the Accounts Date there has been no material change in:

         (a)  the financial or trading position or prospects of any Group
              Company;

         (b) the value or state of assets or amount or nature of liabilities as compared with the position disclosed in the Accounts; or

         (c) in the turnover, direct or indirect expenses or the margin of profitability of any Group Company as compared with the position disclosed for the equivalent period of the last financial year.

12.2 Each Group Company has since the Accounts Date carried on its business in the ordinary course and without interruption, so as to maintain it as a going concern and paid its creditors in the ordinary course and within the credit periods agreed with such creditors.

12.3 Since the Accounts Date no supplier of any Group Company has ceased or restricted supplies or threatened so to do, there has been no loss or material curtailment of the business transacted by any Group Company with any customer which at any time in the preceding financial year represented 5 per cent or more of the turnover of that Group Company and the Warrantors are not aware of any circumstances likely to give rise to any of the above.

12.4     Since the Accounts Date no Group Company has:

         (a)  incurred or committed to incur:

              (i) material (and for the purposes of this sub-clause material shall mean a sum in excess of L20,000) capital expenditure; or

              (ii) any liability whether actual or contingent except for full value or in the ordinary course of business;

         (b)  acquired or agreed to acquire:

              (i) any asset for a consideration higher than its market value at the time of acquisition or otherwise than in the ordinary course of business; or

              (ii) any business or substantial part of it or any share or shares in a body corporate;

         (c) disposed of or agreed to dispose of, any of the assets of any Group Company, except in the ordinary course of business and for full value;

         (d) repaid wholly or in part any loan except upon the due date or dates for repayment;


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         (e)  issued or allotted share or loan capital, increased its authorised share capital, purchased or redeemed any shares, reduced or re-organised its share capital or agreed to do so; or

         (f)  declared or paid any distribution of profit.

12.5 None of the debts included in the Accounts or any of the debts subsequently arising have been the subject of factoring by any Group Company and the Warrantors are not aware of any circumstances which could result in any presently outstanding debt in excess of L1,000 not being paid in full.

FINANCIAL

13.      FINANCIAL COMMITMENTS AND BORROWINGS

13.1 Complete and accurate details of all overdraft, loan and other financial facilities available to the Group Companies and the amounts outstanding under them at the close of business on the day preceding the date of this Agreement are set out in the Disclosure Letter and none of the Warrantors or any Group Company has done anything, or omitted to do anything, as a result of which the continuance of any of those facilities might be affected or prejudiced.

13.2 No Group Company is a party to, or has agreed to enter into, any lending, or purported lending, agreement or arrangement (other than agreements to give credit in the ordinary course of its business).

13.3 No Group Company is exceeding any borrowing limit imposed upon it by its bankers, other lenders, its articles of association or otherwise nor has any Group Company entered into any commitment or arrangement which might lead it so to do.

13.4 No overdraft or other financial facilities available to any Group Company are dependent upon the guarantee of or security provided by any other person.

13.5 No event has occurred or been alleged which is or, with the passing of any time or the giving of any notice, certificate, declaration or demand, would become an event of default under, or breach of, any of the terms of any loan capital, borrowing, debenture or financial facility of any Group Company or which would entitle any person to call for repayment prior to normal maturity.

13.6 No Group Company is, or has agreed to become, bound by any guarantee, indemnity, surety or similar commitment.

13.7 No Group Company has any credit cards in issue in its own name or that of any officer or employee of any Group Company or any person connected with any officer or employee.


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13.8     No Group Company has received any grants, allowances, loans or financial aid of any kind from any government departmental or other board, body, agency or authority which may become liable to be refunded or repaid in whole or in part.

13.9 No Group Company has engaged in financing of a type which is not required, or has not been, shown or reflected in the Accounts.

14.      WORKING CAPITAL

         Having regard to existing bank and other facilities available to it, each Group Company has sufficient working capital for the purposes of continuing to carry on its business, in its present form and at its present level of turnover, for the period of 12 months after Completion.

15.      INSURANCES

15.1 Each Group Company maintains, and at all material times has maintained, adequate insurance cover against all risks normally insured against by companies carrying on a similar business, for the full replacement or reinstatement value of its business and assets, and in particular has maintained product liability, professional indemnity insurance and all insurance required by statute and insured against loss of profits for a period of not less than 6 months and full details of the insurance policies are set out in the Disclosure Letter.

15.2 The Policies are valid and enforceable and all premiums due have been paid. There are no outstanding claims or circumstances likely to give rise to a claim under the Policies or which would be required to be notified to the insurers and nothing has been done or omitted to be done which has made or could make any Policy void or voidable or as a result of which the renewal of any Policy might be refused or the premiums due in respect of them may be liable to be increased.

15.3 There are no claims outstanding or threatened, or so far as the Warrantors are aware, pending, against any Group Company which are not fully covered by insurance.

TRADING AND CONTRACTS

16.      CONTRACTS AND COMMITMENTS

16.1 Complete and accurate details of the contracts of the Company (including the Contracts) are set out in the Disclosure Letter (save where any contract has an annual turnover or expenditure less than L300,000 for the previous financial year of the Group).

16.2 No Group Company is a party to any agreement, arrangement or commitment which:

         (a) has or is expected to have material consequences in terms of expenditure or revenue;


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

         (b) relates to matters outside the ordinary business of that Group Company or was not entered into on arms' length terms;

         (c) constitutes a commercial transaction or arrangement which deviates from the usual pattern for that Group Company;

         (d) can be terminated in the event of any change in the underlying ownership or control of that Group Company or would be materially affected by such change;

         (e)  cannot readily be fulfilled or performed by it on time; or

         (f) cannot be terminated, without giving rise to any liabilities on any Group Company, by that Group Company giving 3 months' notice or less.

16.3     No Group Company:

         (a) has outstanding any bid, tender, sale or service proposal which is material in relation to its business or which, if accepted, would be likely to result in a loss;

         (b) or WarrantorWarrantor is aware of any actual, potential or alleged breach, invalidity, grounds for termination, grounds for rescission, grounds for avoidance or grounds for repudiation of, any contract to which any Group Company is a party; or

         (c) has granted any power of attorney or other such authority (whether express or implied) which is still outstanding.

16.4 All contracts of the Group are valid and binding and enforceable in accordance with their terms. No Group Company is in breach or default of any of its contracts.

16.5 No Group Company is in breach or default of any of the terms of the contract between Eidos plc and the Company, dated 28 June 1996, for the acquisition of Centresoft Limited ("THE EIDOS CONTRACTand no Group Company has made, or has become entitled to make any claim under or in respect of the Eidos Contract (or the Taxation Deed executed pursuant thereto) whether under the warranties, the Taxation Deed or otherwise.

17.      TERMS OF TRADE

         No Group Company has given any guarantee or warranty (other than any implied by law) or made any representation in respect of any product or services sold or supplied by it nor has it accepted any liability to service, maintain, repair or otherwise do or refrain from doing anything in relation to such goods or services after they have been sold or supplied by it except for those contained in its standard conditions of trading, complete and accurate copies of which are contained in the Disclosure Letter.

18.      PRODUCT LIABILITY AND YEAR 2000


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18.1     No Group Company has manufactured, sold or provided any product or service which does not in every respect comply with all applicable laws, regulations or standards or which is defective or dangerous or not in accordance with any representation or warranty, express or implied, given in respect of it.

18.2 The products, systems and services used by the Company for its own internal purposes which are dependant in any way on automatic instructions or any computer hardware or software meet Year 2000 conformity.

18.3 The products, systems and services used by the Company for its own internal purposes will not be affected, in terms of performance or functionality, by the use of dates before, during and after the Year 2000.

19.      LICENCES AND CONSENTS

19.1 Complete and accurate details of all licences, consents, permissions, authorisations and approvals required by each Group Company for the carrying on of its business are contained in the Disclosure Letter and all of them have been obtained by that Group Company and are in full force and effect.

19.2 All reports, returns and information required by law or as a condition of any licence, consent, permission, authorisation or approval to be made or given to any person or authority in connection with the business of any Group Company have been made or given to the appropriate person or authority and there are no circumstances which indicate that any licence, consent, permission, authorisation or approval might not be renewed in whole or in part or is likely to be revoked, suspended or cancelled or which may confer a right of revocation, suspension or cancellation.

20.      TRADING PARTNERS

20.1 No Group Company acts or carries on business in partnership with any other person or is a member of any corporate or unincorporated body, undertaking or association.

20.2 No Group Company is a party to any joint venture agreement or arrangement or any agreement or arrangement under which it is to participate with any other person in any business.

20.3 No Group Company is a party to any agency, distributorship, licence or management agreement or is a party to any contract or arrangement which restricts its freedom to carry on its business in such manner as it may think fit in any part of the world.

20.4 No Group Company has any branch, agency, place of business or establishment outside the United Kingdom.

21.      COMPETITION AND TRADE REGULATION LAW


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

21.1 No Group Company is or has been a party to, or is or has been concerned in any agreement or arrangement, or is conducting or has conducted itself, whether by omission or otherwise, in a manner which:

         (a) contravenes, is invalidated in whole or in part by or has been, or should have been, registered under the Restrictive Trade Practices Acts 1976 and 1977;

         (b) contravenes the provisions of the Resale Prices Act 1976, the Trade Description Acts 1968 and 1972, the Fair Trading Act 1973 or any secondary legislation made under either of those Acts;

         (c) infringes Article 85 or 86 of the Treaty of Rome or any regulation or directive made under it or any other anti-trust or similar legislation in any jurisdiction in which any Group Company has assets or carries on or intends to carry on business or where its activities may have any effect.

21.2     No Group Company has:

         (a) given an undertaking to, or is subject to, any order of or investigation by, or has received any request for information from;

         (b) received, nor so far as the Warrantors are aware, is it likely to receive any process, notice or communication, formal or informal by or on behalf of;

         (c) been or is a party to, or is or has been concerned in, any agreement or arrangement in respect of which an application for negative clearance and/or exemption has been made to the Office of Fair Trading, the Monopolies and Mergers Commission, the Secretary of State, the European Commission or any other governmental or other authority, department, board, body or agency of any country having jurisdiction in anti-trust or similar matters in relation to its business.

22.      COMPLIANCE WITH LAW

22.1 No Group Company has committed or is liable for, and no claim has been or, so far as the Warrantors are aware, will be made that any Group Company has committed or is liable for, any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty whether imposed by or pursuant to statute, contract or otherwise.

22.2 No Group Company has received notification that any investigation or inquiry is being, or has been, conducted by, or received any request for information from any governmental or other authority, department, board, body or agency in respect of the affairs of any Group Company and, so far as the Warrantors are aware, there are no circumstances which would give rise to such investigation, inquiry or request.


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

22.3 None of the activities, contracts or rights of any Group Company is ultra vires, unauthorised, invalid or unenforceable or in breach of any contract or covenant and all documents in the enforcement of which any Group Company may be interested are valid.

23.      LITIGATION AND DISPUTES

23.1 Except for actions to recover any debt incurred in the ordinary course of the business owed to any Group Company where each individual debt and its costs outstanding amounts to less than L50,000:

         (a) no Group Company nor any person for whose acts a Group Company may be liable is engaged in any litigation, arbitration, administrative or criminal proceedings, whether as plaintiff, defendant or otherwise;

         (b) no litigation, arbitration, administrative or criminal proceedings by or against any Group Company or any person for whose acts a Group Company may be liable are threatened or expected and, as far as the Warrantors are aware, none are pending;

         (c) there are no facts or circumstances likely to give rise to any litigation, arbitration, administrative or criminal proceedings against any Group Company or any person for whose acts a Group Company may be liable.

23.2 No Group Company is subject to any order or judgement given by any court or governmental or other authority, department, board, body or agency or has not been a party to any undertaking or assurance given to any court or governmental or other authority, department, board, body or agency which is still in force, nor are there any facts or circumstances likely to give rise to any Group Company becoming subject to such an order or judgement or to be a party to any such undertaking or assurance.

ASSETS

24.      OWNERSHIP AND CONDITION OF ASSETS

24.1 Each of the assets included in the Accounts or acquired by any Group Company since the Accounts Date (other than the Properties and current assets subsequently disposed of or realised in the ordinary course of business) is owned both legally and beneficially by a Group Company free from any third party rights and, if capable of possession, is in the possession of that Group Company.

24.2 Each item of plant and machinery, vehicle and office equipment used by each Group Company is:

         (a) in good repair and condition, regularly maintained and certified safe and without risk to health when used;


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

         (b) capable and will remain capable of doing the work for which it was designed or purchased until the time when (on the basis of depreciation adopted in the Accounts) it will have been written down to a nil value;

         (c)  not surplus to requirements; and

         (d) not expected to require replacement or additions within 6 months of Completion.

24.3 No Group Company has acquired, or agreed to acquire, any asset on terms that title to that asset does not pass until full payment is made or all indebtedness incurred in connection with the acquisition is discharged.

24.4 The assets owned by each Group Company, together with all assets held under hire purchase, lease or rental agreements which are contained in the Disclosure Letter, comprise all assets necessary for the continuation of the business of each Group Company as it is currently carried on.

25.      STOCK

         No part of the stocks of materials of any Group Company is redundant, obsolete, obsolescent or defective.

26.      CHARGES AND ENCUMBRANCES OVER ASSETS

26.1 No option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity on, over or affecting the shares or the whole or any part of the undertaking or assets of any Group Company, including any investment in any other Group Company, is outstanding and, apart from this Agreement, there is no agreement or commitment to give or create any of them and no claim has been made by any person to be entitled to any of them.

26.2 No floating charge created by a Group Company has crystallised and there are no circumstances likely to cause such a floating charge to crystallise.

26.3 No Group Company has received notice from any person intimating that it will enforce any security which it may hold over the assets of any Group Company, and there are no circumstances likely to give rise to such a notice.

26.4 All charges in favour of a Group Company have, if required, been registered in accordance with the provisions of the Companies Act 1985, Part XII.

27.      INTELLECTUAL PROPERTY

27.1 Complete and accurate details of all Intellectual Property and copies of all licences and other agreements relating to it are contained in the Disclosure Letter.


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

27.2 The Company is the sole legal and beneficial owner of the Intellectual Property used in connection with its business (including but not limited to the Software) and has absolute unencumbered title to such Intellectual Property and such Intellectual Property is not subject to any outstanding rights of any third party of any nature whatsoever or to any option or agreement for licence or purchase in favour of any person nor do any circumstances exist whereby any person may claim entitlement to such Intellectual Property in competition with the Company and without prejudice to the generality of the foregoing no employee of the Group is entitled to any award or compensation in respect thereof whether under the Patents Act 1977 or otherwise.

27.3 All Marks and Patents (if any) used by the Group in the course of its business are registered in the name of the relevant Group Company as proprietor.

27.4 As regards all Marks owned by the Group the Group has paid all renewal and other fees or expenses which may be necessary to ensure the continuance in force of the registrations of the said Marks.

27.5 All Know-How used by the Group in connection with its business is its sole property and each Group Company has neither disclosed to nor licensed any third party to use such Know-How.

27.6 None of the operations of the Group infringe any industrial property rights or intellectual property rights of any third party and the Group is not liable to make any payment of any royalty or fee in respect of the same.

27.7 Each Group Company does not use on its letterheads, business cards, circulars, advertisements, brochures, sales literature or vehicles or otherwise carry on business under a name other than its corporate name.

27.8 None of the Intellectual Property used by the Group in its business has been assigned or is being used, claimed, opposed or attacked by any person nor are the relevant Group Company's rights thereto being infringed.

27.9 The Group has not entered into any agreement which restricts the disclosure or use by the Group of any Know-how or technical information or other Intellectual Property and there has not been any infringement by any third party of any of the rights in confidential information or other Intellectual Property held by the Group.

27.10 Each Group Company is the beneficial owner of all Intellectual Property in the Software.

27.11 The Intellectual Property in the Software is free from encumbrances and /or any third party interests.

27.12 The Group has quiet enjoyment of all Intellectual Property in the Software at the date hereof.


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

27.13 No part of any of the Intellectual Property in any of the Software has except in the ordinary course of business been licensed, transferred, assigned, charged or otherwise encumbered or dealt with.

27.14 There is no third party Software licensed to the Group which the Company needs for its business.

27.15 No part of any of the Software is manufactured, supplied or licensed by any Group Company under any licence, consent or permission from any third party.

27.16 In respect of any part of any Software written, developed or originated by an employee or director of a Group Company:

         (a) all such Software was written, developed or originated by such employee in the course of his employment by such Group Company; and

         (b) the contract of employment between the relevant Group Company and such employee provides for the Group Company to own all rights in and to such Software; and

         (c) if sub-paragraphs 27.16(a) and (b) do not both apply, such employee has expressly assigned as beneficial owner to the relevant Group Company all Intellectual Property in and to such Software.

27.17 The Group is in possession of all source code to the Software including without limitation to the generality of the foregoing, source-code listings, flow-charts and all accompanying documentation.

EMPLOYMENT

28.      DIRECTORS AND EMPLOYEES

28.1 Complete and accurate details of the terms and conditions of employment of all employees of each Group Company, including the date of commencement of their continuous period of employment, salary, position, notice period, non-cash benefits, age and any arrangements or assurances (whether or not legally binding) in relation to their employment, are contained in the Disclosure Letter and no employee is engaged on a form of employment contract copies of which have not been previously supplied to Activision or its advisors.

28.2 Each Group Company has maintained up-to-date, adequate and suitable records regarding the service and terms and conditions of employment of each of its employees.

28.3 Save as disclosed in the Disclosure Letter no Group Company is a party to any consultancy agreement, any agreement for management services or any contract of


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

         services with any director and any such agreement or contract does not constitute a contract of employment.

28.4     Since the Accounts Date there has been:

         (a) no material alteration in the terms of employment or any material change in the number of employees employed by any Group Company; or

         (b) no material increase in any fees, remuneration or benefits paid or payable to any officer or employee of any Group Company, nor are any negotiations for any such increase current or likely to take place in the next 6 months.

28.5 No officer or employee of any Group Company is remunerated on a profit-sharing, bonus or commission basis.

28.6 Other than salary for the current month and accrued holiday pay, no amount is owing to any present or former officer or employee of any Group Company.

28.7 There is no share option or share incentive scheme in operation by or in relation to any Group Company for any of its officers or employees nor is the introduction of such a scheme been proposed.

28.8 Each Group Company has at all relevant times complied with all its obligations under statute and otherwise concerning the health and safety at work of its employees and there are no claims capable of arising or pending or threatened by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

28.9     Save as provided for or taken into account in the Accounts:

         (a) no claim or liability to make any payment of any kind to any person who is or has been an officer or employee has been received or incurred by any Group Company whether under the Employment Rights Act 1996, Sex Discrimination Act 1975, the Race Relations Act 1976 and the Disability Discrimination Act 1995 or otherwise; and

         (b) no gratuitous payment of a material amount has been made or promised by any Group Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former officer or employee.

28.10 No officer or employee of any Group Company has given notice or is under notice of dismissal nor are there any service contracts between any Group Company and its officers or employees which cannot be terminated by the relevant Group Company by 12 weeks notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment).


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

28.11    No Group Company has:

         (a) any actual, pending or threatened claims against it by any current or former employee;

         (b) any employees who are on long term sick leave or in receipt of PHI payments; or

         (c) any employee under warning under the terms of the relevant Group Company's disciplining procedure.

28.12    No Group Company has:

         (a) entered into any arrangement involving the acquisition of non-cash assets from or disposal to;

         (b) granted any loan or quasi-loan to or entered into any guarantee or credit transaction with; or

         (c) provided any security in connection with any loan, quasi-loan or credit transaction to or with or entered into any other transaction with any director or person connected with a director within the meaning of the Companies Act 1985.

28.13 Any redundancy payments made by a Group Company have been calculated and paid in accordance with statutory requirements and no external redundancy payments have been made by any Group Company.

28.14 Each Group Company has abided at all times with the terms of any practice guides, employment procedural documents and any other employment manuals produced by the Group.


29.      INDUSTRIAL RELATIONS

29.1 No Group Company is a party to any contract, agreement or arrangement with any trade union or other body or organisation representing any of its employees.

29.2 Each Group Company has in relation to its employees and former employees complied with all conditions of service, customs and practices and, where relevant, all collective agreements and recognition agreements for the time being.

29.3     Within the last 12 months, no Group Company has:

         (a) given notice of any redundancies to the Secretary of State, started consultations with any appropriate representatives or failed to comply with any obligation under the provisions of Chapter II Trade Union and Labour Relations (consolidation) Act 1992; or


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

         (b) been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 or has failed to comply with any duty to inform and consult any appropriate representative under the Regulations.

29.4 No dispute has arisen between any Group Company and a material number or category of its employees nor are there any present circumstances known to the Warrantors which are likely to give rise to any such dispute.

29.5 No training schemes, arrangements or proposals exist nor have there been any such schemes, arrangements or proposals in the past in respect of which a levy may become payable by any Group Company under the Industrial Training Act 1982.

30.      PENSIONS

30.1 No Group Company has any plans, schemes or arrangements in relation to death, disability or retirement of any of its employees.

30.2 In relation to each plan, scheme or arrangement disclosed under paragraph 30.1 in the Disclosure Letter:

         (a)  complete and accurate details:

              (i) of it (including, where appropriate, copies of all trust deeds and rules together with copies of all amending deeds and resolutions and the latest actuarial reports); and

              (ii) of the basis on which the relevant Group Company makes, or is liable to make, contributions to it

              are contained in the Disclosure Letter.

         (b) all contributions which are payable by any Group Company in respect of it and all contributions due from the employees of the relevant Group Company as members of it have been duly made and the relevant Group Company has fulfilled all its obligations under it;

         (c) it has been administered in accordance with the preservation requirements within the meaning of Section 69, Pension Schemes Act 1993, the equal access requirements of Section 118, Pension Schemes Act 1993, the contracting-out requirements of Part III, Pension Schemes Act 1993 and all relevant requirements of the Pensions Act 1995 and in accordance with the trusts, powers and provisions of such plans, schemes or arrangements;

         (d) no undertakings or assurances have been given to any employee of any Group Company as to the continuance, introduction, increase or improvement of any pension rights or entitlements which any Group Company and/or Activision


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

              would be required to implement in accordance with good industrial relations' practice and whether or not there is any legal obligation so to do;

         (e)  no power to augment benefits has been exercised;

         (f) no discretion has been exercised to admit to membership a present or former director or employee who would not otherwise be eligible for admission to membership;

         (g) no discretion has been exercised to provide in respect of a member a benefit which would not otherwise be provided;

         (h) all benefits (other than a refund of contributions with interest where appropriate) payable on the death of a member while in service, or during a period of sickness or disability of a member, are fully insured under a policy effected with an insurance company to which the Insurance Companies Act 1982 applies and the Warrantors are not aware of any circumstances in which such insurance would be invalidated;

         (i) all liabilities or benefits accrued in respect of service completed at Completion are secured on an ongoing basis taking account of future increases in salary to normal retirement date and increases in pensions on the basis of realistic actuarial and financial assumptions and the obligations imposed on it as a result of Barber -v- Guardian Royal Exchange; and

         (j) it is an exempt approved scheme and/or retirement annuity approved, or capable of being approved, under the Taxes Act and the Warrantors are not aware of any reasons why any such approval could be withdrawn.

30.3 No death, disability or retirement gratuity is currently being paid or has been promised nor will pending Completion be paid or promised by any Group Company to or in respect of any officer or employee of any Group Company.

PROPERTIES

31.      TITLE

31.1 The Properties comprise all the properties presently owned, occupied, held, controlled or otherwise used by any Group Company and a Group Company is in actual and exclusive occupation and is the legal and beneficial owner of each Property.

31.2 The relevant Group Company's Leasehold title to each of the Properties is good and marketable (subject to prevailing market conditions).

31.3 Each Property is occupied or otherwise used by a Group Company by right of ownership or under the Leases, the terms of which permit its occupation or use as tenant and not under any provision allowing the parting of or sharing of possession with group or associated companies and there are no outstanding circumstances which would restrict the continued possession and enjoyment of any Property or any part of it.

31.4 All deeds and documents necessary to prove title to each Property are in the possession and control of the Group Companies and consist of original deeds and documents or properly examined abstracts.

31.5 No person is in adverse possession of any Property or has acquired or is acquiring any rights or overriding interests (as defined by Section 70, Land Registration Act 1925) adversely affecting any Property.

31.6 No Group Company has had occasion to make any claim or complaint in relation to any neighbouring property or its use or occupation and there are no disputes, claims, actions, demands or complaints in respect of any Property which are ongoing nor are any disputes, claims, actions, demands or complaints anticipated and no notices materially affecting any Property have been given or received and not complied with.

ENCUMBRANCES

32.1 No Property is subject to any outgoings other than business rates, water rates and insurance premiums and, in the case of leasehold properties, rent, insurance rent and service charges.

32.2 No Property is subject to any restrictive covenant, reservation, stipulation, easement, profits a prendre, wayleave, licence, grant, restriction, overriding interest, agreement for sale, estate contract, option, right of pre-emption or other similar agreement or right vested in third parties.

32.3 So far as the Warrantors are aware there are no matters capable of registration against any Property as a Land Charge, caution, inhibition, notice or restriction.

32.4 Where sub-paragraphs 32.1 to 32.3 inclusive have been disclosed against in the Disclosure Letter, the obligations and liabilities imposed and arising under the disclosed matter have been fully observed and performed and any payments in respect of it which are due and payable have been duly paid.

33.      PLANNING MATTERS

33.1 No notices have been received with regard to breaches of Planning Permissions which have not been complied with.

33.2 So far as the Warrantors are aware all necessary planning permissions have been obtained for each Property.

33.3 Building regulation consents have been obtained with respect to all alterations and improvements to the Properties.

33.4 In respect of each Property, the Group Companies have complied in all respects with:

         (a) planning permissions, orders and regulations issued under the Planning Acts, the London Building Acts and building regulation consents and by-laws for the time being in force;

         (b) all agreements under Section 52, Town and Country Planning Act 1971 and planning obligations under Section 106, Town and Country Planning Act 1990; and

         (c)  all agreements made under Sections 38 and 278, Highways Act 1980,
              Section 33, Local Government (Miscellaneous Provisions) Act 1982,
              Section 18, Public Health Act 1936 and Section 104, Water Industry Act 1991.

33.5 So far as the Warrantors are aware all claims and liabilities under the Planning Acts or any other legislation have been discharged and no claim or liability, actual or contingent, is outstanding.

34.      STATUTORY OBLIGATIONS

34.1 So far as the Warrantors are aware each Group Company has complied with all applicable statutory and by-law requirements with respect to the Properties, and in particular with the requirements as to fire precautions under the Fire Precautions Act 1971 and under the Public Health Acts, the Offices, Shops and Railway Premises Act 1963, the Health and Safety at Work Act 1974, the Factories Act 1961 and the Shops Acts 1950 to 1956.

34.2 No licences are required in relation to any of the Properties under the Licensing Act 1988.

35.      ADVERSE ORDERS

35.1 So far as the Warrantors are aware there are no compulsory purchase notices, orders or resolutions affecting any of the Properties and there are no circumstances likely to lead to any being made.

35.2 The Warrantors have not received any closing, demolition or clearance orders, enforcement notices or stop notices affecting the Properties.

36.      CONDITION OF THE PROPERTIES

36.1 Each Property enjoys the mains services of water, drainage, electricity and gas.

36.2 No Property is located in an area or subject to circumstances which makes it susceptible to subsidence or flooding.

37.      LEASEHOLD PROPERTIES

37.1 Each Lease is valid and in full force and there are no circumstances which would entitle any landlord or other person to exercise any power of entry or take possession of the Properties.

37.2 Each Group Company has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in any Lease to which it is a party.

37.3 All licences, consents and approvals required from the landlords and any superior landlords for the grant of the Leases and during the continuance of the Leases have been obtained and any covenants on the part of the tenant contained in those licences, consents and approvals have been duly performed and observed.

37.4     There are no rent reviews outstanding or in progress under any Lease.

37.5 In the case of a lease granted for more than 21 years, the lease is registered at HM Land Registry with absolute title.

37.6 No Group Company has in the past been the tenant of or guarantor of any leasehold premises not listed in Schedule 5 in respect of which any obligations or liabilities could still accrue to that Group Company.

37.7 Where any property is occupied by a Group Company under an underlease then:

         (a) there are no covenants contained in any superior lease which would affect the use and enjoyment by a Group Company of such premises;

         (b) the grant of any underlease to a Group Company was strictly in accordance with the provisions of any superior lease; and

         (c) the Warrantors will disclose details of the Intermediary Lease if they receive or are notified of them.

38.      TENANCIES

38.1 The Properties are not held subject to, and with the benefit of, any tenancy other than the Tenancies.

38.2     Complete and accurate details of:

         (a) the rent and any rent reviews and, with respect to rent reviews, the date for giving notice of exercise of the reviews and the operative review date;

         (b)  the term and any rights to break or renew the term;

         (c) the obligations of the landlord and tenant in respect of outgoings, repairs, user, insurance services and service charge;

         (d)  any options, pre-emption or first refusal rights;

         (e)  the user required or permitted under the terms of the Tenancies;

         (f) any entitlement of a tenant of the whole or any part of the Properties to compensation on quitting the premises let to him in respect of disturbance and improvements or otherwise; and

         in relation to each Tenancy are contained in the Disclosure Letter.

38.3 The Warrantors are not aware of any material or persistent breaches by a tenant of any of the Properties.

ENVIRONMENT

39.      CONTAMINATION

39.1 So far as the Warrantors are aware the Property is not entered in any register introduced under the Environment Act 1995 or otherwise as land which may be contaminated or which may have been put to a contaminative use.

40.      OTHER ENVIRONMENTAL MATTERS

40.1 No Group Company has received any notification under Environmental law from a Government appoint environmental agency concerning its use and/or occupation of the Property.

40.2 No Group Company has been threatened with any investigation or enquiry by any organisation, or received any complaint, in connection with the Environment.

40.3 Copies of any reports relating to the Environment commissioned by the Group are enclosed in the Disclosure Letter.

TAXATION

41.      EVENTS SINCE THE ACCOUNTS DATE

         (a)  Since the Accounts Date:

              (i) there has been no disposal by any Group Company of any asset or supply of any service or business facility of any kind, including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible, in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which could be deemed to have been received for Tax purposes;

              (ii) no event has occurred which will give rise to a Liability to
                   Taxation on any Group Company, calculated by reference to deemed, as opposed to actual Profits or which will result in any Group Company becoming liable to pay or bear a Liability to Taxation directly or primarily chargeable against or attributable to another person, firm or company other than another Group Company;

         (b) no disposal has taken place or other event occurred which will, or may have, the effect of crystallising a Liability to Taxation which would have been included in the provision for deferred Taxation contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date;

         (c) no Group Company has made any payment, or incurred any obligation to make a payment, which will not be deductible in computing trading profits for the purposes of Tax, or be deductible as a management expense of an investment company;

         (d) no Group Company has been a party to any transaction for which any Tax clearance provided for by statute has been, or could have been, obtained;

         (e) no Group Company has paid, or become liable to pay, any interest or penalty in connection with any Tax, has otherwise paid any Tax after its due date for payment, or owes any Tax the due date for payment of which has passed or will arise in the next 30 days; and

         (f) no accounting period of any Group Company has ended (within the meaning of Section 12, ICTA).


42.      LIABILITY

42.1 Other than Taxation provided for in the Accounts or in respect of a liability Taxation occurring prior to 29 June 1996 or on Profits attributable to transactions in the ordinary course of trading since the Accounts Date, no Group Company is accountable or liable for any form of Taxation.

42.2 All documents which are required to be stamped or on which any form of Taxation is due and which are in the possession of any Group Company, or by virtue of which any Group Company has any right, have been duly and sufficiently stamped or the Taxation on such documents has been paid.

43.      RECORDS AND COMPLIANCE

43.1 Since 28 June 1996 each Group Company has duly complied with all requirements imposed on it by any statute, law, regulation or similar provision, providing for, imposing or relating to Taxation and in particular:

         (a) since 28 June 1996 each Group Company has punctually paid all Taxation for which it is liable and made all withholdings and deductions in respect, or on account, of any Taxation from any payments made by it which it is obliged or entitled to make and has accounted punctually and in full to the appropriate Tax Authority for all amounts so withheld or deducted;

         (b) since 28 June 1996 each Group Company has properly prepared and punctually submitted all notices and returns required for Tax purposes and provided complete and accurate information to any Tax Authority and all such returns and information remain complete and accurate;

         (c) since 28 June 1996 each Group Company has kept and maintained complete and accurate accounting records, invoices and other documents appropriate or requisite for Tax purposes and has sufficient records relating to past events to calculate its liability to Taxation or the relief from Taxation which would arise on any disposal or on the realisation of any assets owned at Completion;

         (d) since 28 June 1996 there are no disputes, unsettled or outstanding assessments or appeals in respect of Taxation and no Group Company has since 28 June 1996 been subject to any back duty enquiry or other dispute with any Tax Authority and there are no circumstances which may give rise to such an enquiry or dispute;

         (e) no Group Company has since 28 June 1996 been liable or will become liable to pay any interest, penalty, fine or sum of a similar nature in respect of Taxation nor, in relation to value added tax, has received any penalty liability notice, surcharge liability notice or other written notice or warning under the VATA;

         (f) since 28 June 1996 each Group Company has duly submitted all claims and disclaimers which have been assumed to have been made for the purposes of the Accounts.

43.2 The draft computations of the liability to corporation tax of each Group Company for the period of twelve months to 31 March 1997 and the period of one month to 30 April 1997 ("the Draft Computations") are appended to the Disclosure Letter. The Draft Computations are so far as the Warrantors are aware complete and accurate in all material respects and there are no facts, matter or circumstances known to the Warrantors which may give rise to any enquiry or dispute with the Inland Revenue and which would result in a material increase in the taxation provision of any Group Company for the accounting period ended on the Accounts Date if the Draft Computations are submitted to the Inland Revenue in their present form.

43.3 No Group Company has since 28 June 1996 received any audit, visit or inspection from any Tax Authority and no such audit, visit or inspection is imminent or has been requested.

43.4 The amount of Tax chargeable on each Group Company or subject to withholding or deduction by that Group Company during any accounting period ending since 28 June 1996 has not to any material extent depended on any concession, agreement, dispensation or other formal or informal arrangement with any Tax Authority.

43.5 No Group Company is liable in respect of the period after 28 June 1996 to be assessed to Tax as agent for, or on account of, or otherwise on behalf of, any other person.

43.6 No Group Company has since 28 June 1996 made any claim or application to pay any Tax by instalments or to defer the payment of any Tax.

44.      VAT

44.1     Each Group Company:

         (a) is registered for the purpose of, and has since 28 June 1996 complied in all respects with, the VATA and is not subject to any conditions imposed or agreed with H M Customs & Excise; and

         (b) is not, and has not since 28 June 1996 been a member of a group for value added tax purposes under Section 43, VATA.

44.2 No Group Company has been since 28 June 1996 subject to The Value Added Tax (Payments on Account) Order 1992.

44.3 No Group Company is, or has since 28 June 1996 been, an agent or representative for, or otherwise liable to account for, value added tax for or on account of any other person pursuant to Sections 47 or 48, VATA.

44.4 All supplies made by each Group Company are taxable supplies, and all input tax for which any Group Company has claimed credit since 28 June 1996 has been paid by that Group Company, in respect of supplies made to it relating to goods or services used or to be used for the purpose of that Group Company's business.

44.5 No Group Company has since 28 June 1996 been required to give security under paragraph 4, Schedule 11, VATA.

44.6 No Group Company has made since 28 June 1996 , nor will prior to completion make, any election to waive exemption under paragraph 2,
         Schedule 10, VATA.

44.7     No Group Company has acquired any assets to which the provisions of
         Part XV, Value Added Tax Regulations 1995 (the Capital Goods Scheme) may apply.

45. BALANCE SHEET VALUES

45.1 No Liability to Taxation will arise or be incurred on a disposal by any Group Company of any of its assets for:

         (a) in the case of each asset owned at the Accounts Date, a consideration equal to the value attributed to that asset in preparing the Accounts; or

         (b) in the case of each asset acquired since the Accounts Date, a consideration equal to the consideration given for the acquisition.

46.      CLOSE COMPANY

46.1     No Group Company is, nor has it at any time   since 28 June 1996
         either a close company within the meaning of Section 414, ICTA or a close investment holding company for the purposes of Section 13A, ICTA.

46.2     No Group Company has at any time since 28 June 1996 :

         (a) made any loan, advance or payment or given any consideration or effected any transaction falling within Sections 419 to 422 (inclusive), ICTA;

         (b) made a transfer of value which is or may be liable to Tax under the provisions of Section 94, Inheritance Tax Act 1984, or

         (c) made a transfer falling within the provisions of Section 125, TCGA.

47.      GROUP TRANSACTIONS

47.1 Since 28 June 1996 no Group Company has acquired any asset from any other company which was at the time of acquisition, and which has since the time of acquisition ceased to be a member of the same group of companies as that Group Company.

47.2 Since 28 June 1996 no Relevant Claim or Surrender has been claimed by any Group Company or taken into account in preparing the provision for Taxation in the Accounts (or in audited accounts for prior years) which could or might be effectively withdrawn, postponed, restricted or otherwise lost or not available and no Group Company is required to pay any sum in respect of any Relevant Claim or Surrender other than such sum as may be provided in the Accounts.

47.3 Since 28 June 1996 all Relevant Claims and Surrenders made by each Group Company were valid and have been or will be allowed by way of relief from Taxation.

48.      CAPITAL GAINS

         No Group Company has at any time since 28 June 1996:

         (a)  made any claim under Sections 152 to 158 (inclusive), TCGA;  or

         (b) acquired or disposed of any asset, or entered into any transaction whatsoever otherwise than by way of bargain at arms length.

49.      DEDUCTIBLE EXPENSES

         No Group Company is under any obligation to make any payment which, or to provide a benefit the cost of which, will be prevented from being deductible for Tax purposes, whether as a deduction in computing the profits of a trade or as an expense of management or as a charge on income.

50.      DIVIDENDS AND DISTRIBUTIONS

50.1 No Group Company has at any time since 28 June 1996 made any distribution within the meaning of Sections 209 to 211 (inclusive) and
         Section 418, ICTA except in respect of any dividends disclosed in the Accounts.

50.2 Save as provided in the Accounts, no Group Company is liable to make any payment of advance corporation tax or an amount equivalent to advance corporation tax.

50.3 Except as expressly contemplated by this Agreement no Group Company has since 28 June 1996 purchased, repaid or redeemed or agreed to purchase, repay or redeem its share capital, or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves, or otherwise issued any share capital or other security as paid up otherwise than by the receipt of new consideration within the meaning of Section 254, ICTA.

50.4 No Group Company has at any time since 28 June 1996 been a party to or otherwise involved in any transaction to which Sections 213 to 218 (inclusive), ICTA applied.

51.      INHERITANCE TAX AND GIFTS

51.1 No circumstances exist under which any power within Section 212, Inheritance Tax Act 1984 could be exercised in relation to, and there is no Inland Revenue charge (within the meaning of Section 237, Inheritance Tax Act 1984) attaching to, any shares or securities in or over any assets of any Group Company.

51.2 No Group Company is liable and there are no circumstances in existence since 28 June 1996 as a result of which it may become liable to be assessed to Tax as donor or donee of any gift or transfer or transferee of value.

52.      ANTI-AVOIDANCE

         Since 28 June 1996, no Group Company has entered into, or been party to, any scheme or arrangement designed partly or wholly for the purpose of avoiding or deferring Taxation, such that a Liability to Taxation may arise after Completion as a result of or in consequence of such a scheme or arrangement.

53.      OVERSEAS MATTERS

53.1 Each Group Company has at all times since 28 June 1996 been resident for Tax purposes in the United Kingdom, which is the only country whose Tax Authorities seek to charge tax on the worldwide income, profits or gains of such company and no Group Company has during the past 6 years paid Tax and is not liable to pay Tax on its income, profits or gains to any Tax Authority in any other country.

53.2 No Group Company has since 28 June 1996 carried out any transaction which is or was unlawful under Section 765, ICTA.

         PART II

         ACTIVISION WARRANTIES

54. Activision is a corporation duly formed, validly existing and in good standing under the laws of its state of incorporation, with all necessary corporate power and authority under applicable laws to execute this Agreement and to consummate the transactions contemplated by this Agreement.

55. The execution of this Agreement and the performance by Activision of its obligations under this Agreement have been duly authorised by all necessary corporate action.

56. The Consideration Stock, upon its delivery to the Warrantors in accordance with the provisions of this Agreement, will have been duly and validly authorised, issued and delivered by Activision and the Consideration Stock will be fully paid for and non-assessable.

57. Activision has previously made available to the Warrantors, and the Warrantors by their execution of this Agreement acknowledge receipt of, the following documents filed by Activision with the SEC:

         (a) Activision's Annual Report on Form 10-K for the fiscal years ended 31 March 1997 and 1996;

         (b) Activision's Quarterly Report on Form 10-Q for the fiscal quarter ended 30 September 1997; and

         (c) Activision's Proxy Statement dated 29 July 1997 with respect to the annual meeting of Stockholders held on 24 September 1997 ("THE SEC DOCUMENTS"). As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated in such documents or necessary to make the statements in such documents not misleading. As of their respective dates, the SEC Documents complied in all material respects with the rules and regulations under the Securities Acts.

58. Since 30 September 1997 there has been no material adverse change in the financial or trading position or property of Activision PROVIDED THAT Activision gives no warranty in relation to movements in its stock price on NASDAQ as a result of unusual market conditions nor as a result of the announcement of the transactions contemplated by this Agreement.

                                      SCHEDULE 5

                           (Particulars of the Properties)

LEASEHOLD PROPERTIES

1. Unit 2, Holford Way, Witton, Birmingham held under a lease dated 21 May 1986 made between Holford Estates Ltd (1) and CentreSoft Ltd (2) for a term of 25 years as is registered at HM Land Registry under title number
    WM 383599.

2. Unit 3, Holford Way, Witton, Birmingham held under a lease dated 21 May 1986 made between Holford Estates Ltd (1) and CentreSoft Limited (2) for a term of 25 years from 21 May 1986 as is registered at HM Land Registry under title number WM 383598.

3. Unit 4, Holford Way, Witton, Birmingham held under a lease dated 12 July 1990 made between Holford Estates Ltd (1) and CentreSoft Limited (2) for a term commencing on 25 March 1990 and expiring on 20 May 2011 as is registered at HM Land Registry under title number WM 510986.

4. Unit 5, Holford Way, Witton, Birmingham held under a lease dated 6 August 1987 made between Holford Estates Ltd (1) and The Timken Company (2) for a term of 25 years from 1 June 1987 as is registered at HM Land Registry under title number WM 412447.

5. 142 Wellhead Way, Witton Works, Witton, Birmingham held under a lease dated 7 February 1997 made between Holford Estates Ltd (1) and PDQ Distribution Ltd (2) for a term of 2 years from 7 February 1997.

6. 142d Wellhead Way, Witton Works, Witton, Birmingham held under a lease dated 29 September 1997 made between Holford Estates Ltd (1) and PDQ Distribution Ltd (2) for a term commencing on 29 September 1997 and expiring on 6 February 1999.

                                   The Underleases

1. Underlease of the ground and first floors of Units 2 and 3 Holford Way, as aforesaid dated 28 June 1996 made between CentreSoft Ltd (1) and Eidos Interactive Ltd (2) for a term of 2 years from 28 June 1996.


                                                                 SCHEDULE 6

                                                             (DIVIDEND PAYMENT)


                                      LOAN INTEREST AND DIVIDENDS PAYABLE TO CLOSE SECURITIES LIMITED:-      1 DECEMBER 1997

AMOUNT LOAN             DESCRIPTION              PERIOD         RATE           GROSS       INCOME         ACT         NET
NOTES/SHARES                                                                                 TAX                    PAYMENT
                                                                                 L                       L
                                                                                              L                        L

L2,000,000.00      15% Secured Subordinated      3 months       15%          75,000.00    15,000.00          0.00   60,000.00
                   Loan Notes 1998-2000
800,000            Redeemable Preference         3 months       12p p.s.     30,000.00         0.00      6,000.00   24,000.00
                   Shares of 10p
133,333            Convertible Preference        3 months       12p p.s.      5,000.00         0.00      1,000.00    4,000.00
                   Shares of L1
47,059             "A" Ordinary Shares of 1p     3 months       10p p.s.      1,470.58         0.00        294.12    1,176.46
19,608             "B" Ordinary Shares of 1p     3 months       10p p.s.        612.75         0.00        122.55      490.20

                                                                            112,083.33    15,000.00      7,416.67   89,666.66
                                                                            ----------    ---------      --------   ---------
                                                                            ----------    ---------      --------   ---------


SIGNED by SIMON ANTHONY HUNT      )
in the presence of:               )



SIGNATURE OF WITNESS:

NAME:

ADDRESS:


OCCUPATION:



SIGNED by DAVID NEAL              )
in the presence of:               )



SIGNATURE OF WITNESS:

NAME:

ADDRESS:


OCCUPATION:



SIGNED by GARY CHRISTOPHER        )
HAWKINS in the presence of:       )



SIGNATURE OF WITNESS:

NAME:

ADDRESS:

OCCUPATION:

SIGNED by NORMAN CECIL BROWN      )
in the presence of:               )



SIGNATURE OF WITNESS:

NAME:

ADDRESS:



OCCUPATION:



SIGNED by Andrew Richard          )
Waterhouse in the presence of:    )



SIGNATURE OF WITNESS:

NAME:

ADDRESS:


OCCUPATION:



SIGNED by RICHARD ANDREW STEELE   )
in the presence of:               )



SIGNATURE OF WITNESS:

NAME:

ADDRESS:

OCCUPATION:



SIGNED by ROGER GRAHAM SWINDELLS  )
in the presence of:               )



SIGNATURE OF WITNESS:

NAME:

ADDRESS:


OCCUPATION:



SIGNED by STEVEN GRAHAM VARNISH   )
in the presence of:               )



SIGNATURE OF WITNESS:

NAME:

ADDRESS:


OCCUPATION:




SIGNED by -                       )
for and on behalf of              )
ACTIVISION, INC.,                 )
in the presence of:               )



SIGNATURE OF WITNESS:

NAME:

ADDRESS:


OCCUPATION: